Exhibit 10.1
Execution Version
AMENDMENT TO TERM LOAN AGREEMENT
This AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), dated as of September 19, 2022, is among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (the “Borrower”), the various financial institutions party hereto (collectively, the “Lender Parties”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for the Lender Parties.
PRELIMINARY STATEMENTS
(1)    The Borrower, the various financial institutions party thereto and the Administrative Agent are parties to that certain Term Loan Agreement, dated as of April 5, 2019, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof (such Term Loan Agreement as in effect immediately prior to giving effect to this Amendment (and, for the avoidance of doubt, after giving effect to the LIBOR Replacement Amendment (as defined below), the “Existing Agreement” and as amended hereby, the “Amended Agreement”);
(2)     The Borrower and the Administrative Agent, immediately prior to the effectiveness of this Amendment, entered into that certain LIBOR Replacement Amendment to Term Loan Agreement, dated as of the date hereof (the “LIBOR Replacement Amendment”), pursuant to and in accordance with Section 2.8(c) of the Existing Agreement as in effect immediately prior to giving effect to the LIBOR Replacement Amendment;
(3)     The Borrower has requested that the Existing Agreement be amended on the terms and conditions set forth herein so as to, among other things, provide for an extension of the maturity date with respect to certain of the Advances (as extended, the “Extended Advances”);
(4)    Each Lender Party identified on Schedule I hereto (an “Extended Lender”) has agreed to extend the maturity date of all of its Advances under the Existing Agreement on the terms set forth for Extended Advances in the Amended Agreement and the conditions set forth herein; and
(5)    The Borrower, the Lender Parties (which collectively constitute the Required Lenders (as defined in the Existing Credit Agreement)) and the Administrative Agent have agreed to amend the Existing Agreement as hereinafter set forth herein.
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1.    Amendments to the Existing Agreement.
(a)    The Borrower, the Administrative Agent and the Lender Parties agree that, subject to the satisfaction of the conditions precedent set forth in Section 2, the Existing Agreement and the Schedules thereto are hereby amended on the Amendment Effective Date to read as set forth in Appendix I hereto to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and insert the added text (indicated textually in the same manner as the following example: added text) as shown therein.
(b)    Effective upon the Amendment Effective Date, each Lender Party that, on or prior to the requisite time on the date hereof, has executed and delivered to the Administrative Agent a counterpart of this Amendment as an “Extended Lender” shall be an Extended Lender under the Amended Agreement, and the Advances being provided by such Lender Party shall be Extended Advances under the Amended Agreement.
SECTION 2.    Conditions of Amendment Effectiveness. This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (or waived) in accordance with the terms hereof (such date, the “Amendment Effective Date”):
(a)    The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Required Lenders and each Extended Lender or, as to any of the
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Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment.
(b)    The Administrative Agent shall have received, for the account of each Extended Lender, an amendment fee paid by or on behalf of the Borrower in an amount equal to 0.15% of the outstanding Advances of such Extended Lender (immediately after the prepayment contemplated in Section 3 below).
(c)    Resolutions, etc. The Administrative Agent shall have received from the Borrower:
i.    a certificate, dated the Amendment Effective Date, of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document and as to the truth and completeness of the attached:
(x)    resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document, and
(y)    Organic Documents of the Borrower,
and upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate; and
ii.    a certificate of good standing issued in respect of the Borrower.
(d)    Delivery of Notes.  The Administrative Agent shall have received, for the account of the respective Lenders, the amended and restated Notes requested by Lenders pursuant to Section 2.13 of the Amended Agreement at least five Business Days prior to the Amendment Effective Date, duly executed and delivered by the Borrower.
(e)    Opinions of Counsel.  The Administrative Agent shall have received opinions, dated the Amendment Effective Date and addressed to the Administrative Agent and each Lender, from:
i.    Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower, as to New York law, in a form reasonably satisfactory to the Administrative Agent; and
ii.    Watson Farley & Williams LLP, counsel to the Borrower, as to Liberian Law, in a form reasonably satisfactory to the Administrative Agent.
(f)    Expenses, etc.  The Administrative Agent shall have received for its own account all invoiced expenses of the Administrative Agent (including the agreed fees and expenses of counsel to the Administrative Agent) on or prior to the Amendment Effective Date.
(g)    Know your Customer. Each Lender Party shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act to the extent reasonably requested by such Lender Party at least five Business Days prior to the Amendment Effective Date.
(h)    Beneficial Ownership Certifications. At least five days prior to the Amendment Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver, to each Lender Party that so requests, a Beneficial Ownership Certification in relation to the Borrower.
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SECTION 3.    Prepayment of Advances.
(a)    On the Amendment Effective Date, the Borrower shall prepay the outstanding principal amount of the Advances of each Extended Lender in the amount set forth on Schedule I hereto, together with accrued and unpaid interest thereon.
(b)    Notwithstanding anything herein or in the Amended Agreement to the contrary, in connection with the amendment of the Existing Agreement on the Amendment Effective Date, each of (i) the Lender Parties hereby waives any payment that it may be entitled to receive pursuant to Section 3.4 of the Existing Agreement in connection with any prepayment of the Advances of such Lender Party in connection with prepayments contemplated hereunder and (ii) the Required Lenders hereby waive (A) any requirement of prior notice or for minimum amounts or integral multiples to be prepaid and (B) the requirements set forth in Section 2.12 of the Existing Agreement and the Amended Agreement, in each case, solely with respect to the prepayment of the Advances contemplated hereunder.
SECTION 4.    Representation and Warranty of the Borrower. To induce the Lender Parties to enter into this Amendment, the Borrower represents and warrants that, as of the Amendment Effective Date:
(a)    The representations and warranties contained in Article V (excluding, however, those contained in the last sentence of Section 5.6) of the Amended Agreement are true and correct in all material respects except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are true and correct, and
(b)    No Default, Prepayment Event or event which (with notice or lapse of time or both) would become a Prepayment Event has occurred and is continuing.
SECTION 5.    Reference to and Effect on the Existing Agreement. On and after the effectiveness of this Amendment, each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Agreement and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Amended Agreement. The Existing Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender Party or the Administrative Agent under the Existing Agreement, nor constitute a waiver of any provision of the Existing Agreement. This Amendment shall be deemed to constitute a Loan Document. The Borrower hereby acknowledges that it has read this Amendment and consents to the terms hereof and further hereby affirms, confirms, represents, warrants and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Person under each of the Loan Documents to which it is a party shall not be impaired and each of the Loan Documents to which such Person is a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects, in each case, as amended hereby.
SECTION 6.    Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other documents to be delivered hereunder (including the reasonable and documented fees and expenses of one counsel for the Administrative Agent and the Lender Parties with respect hereto and thereto) in accordance with the terms of the Amended Agreement.
SECTION 7.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execute,” “execution,” “signed,” “signature,” and words of
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like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
SECTION 8.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 9.    Incorporation of Terms. The provisions of Sections 11.13, 11.17 and 11.18 of the Existing Agreement shall be incorporated into this Amendment as if set out in full in this Amendment and as if references in those sections to “this Agreement” were references to this Amendment.
SECTION 10.    Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 11.1 of the Amended Agreement.
SECTION 11.    Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the same meanings as specified in the Amended Agreement.
[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
ROYAL CARIBBEAN CRUISES LTD.
By ___/s/ Antje Gibson ___________
Name: Antje Gibson
Title: Vice President and Treasurer

    SIGNATURE PAGE

Royal Caribbean – 2022 BofA Term Loan Extension Amendment

Lender Parties:
BANK OF AMERICA, N.A., as an Extended Lender
By ___/s/ Cameron D. Taylor _________
Name: Cameron D. Taylor
Title: Senior Vice President

    SIGNATURE PAGE

Royal Caribbean – 2022 BofA Term Loan Extension Amendment

Lender Parties:
DNB Capital LLC, as an Extended Lender
By _____/s/ Cathleen Buckley _____
Name: Cathleen Buckley
Title: Senior Vice President
By ____/s/ Andrew J. Shohet _______
Name: Andrew J. Shohet
Title: Senior Vice President

    SIGNATURE PAGE

Royal Caribbean – 2022 BofA Term Loan Extension Amendment

Lender Parties:
Sumitomo Mitsui Banking Corp New York Branch, as an Extended Lender
By ___/s/ Valery Amouroux _______
Name: Valery Amouroux
Title: Director

    SIGNATURE PAGE

Royal Caribbean – 2022 BofA Term Loan Extension Amendment

Lender Parties:
The Bank of Nova Scotia - New York Branch, as an Extended Lender
By __/s/ Ajit Goswami ________
Name: Ajit Goswami
Title: Managing Director & Head U.S. Real Estate, Gaming & Leisure

    SIGNATURE PAGE

Royal Caribbean – 2022 BofA Term Loan Extension Amendment

Lender Parties:
PNC BANK, NATIONAL ASSOCIATION, as an Extended Lender
By ___/s/ Ryan Garr
Name: Ryan Garr
Title: Vice President

    SIGNATURE PAGE

Royal Caribbean – 2022 BofA Term Loan Extension Amendment

Lender Parties:
Regions Bank, as an Extended Lender
By ___/s/ Cheryl L. Shelhart ____________
Name: Cheryl L. Shelhart
Title: Director

    SIGNATURE PAGE

Royal Caribbean – 2022 BofA Term Loan Extension Amendment

Lender Parties:
Truist, as an Extended Lender
By _____/s/ Amanda Parks ___________
Name: Amanda Parks
Title: SVP

    SIGNATURE PAGE

Royal Caribbean – 2022 BofA Term Loan Extension Amendment

Lender Parties:
CIBC BANK USA, as an Extended Lender
By _______/s/ Javier Gutierrez ___________
Name: Javier Gutierrez
Title: Managing Director

    SIGNATURE PAGE

Royal Caribbean – 2022 BofA Term Loan Extension Amendment

Lender Parties:
BNP Paribas, as an Extended Lender
By _____/s/ James Goodall _____
Name: James Goodall
Title: Managing Director

By _______/s/ Kyle Fitzpatrick ____
Name: Kyle Fitzpatrick
Title: Director

    SIGNATURE PAGE

Royal Caribbean – 2022 BofA Term Loan Extension Amendment

Lender Parties:
First Horizon Bank, as an Extended Lender
By __/s/ Paula M. Davis______________
Name: Paula M. Davis
Title: Senior Vice President

    SIGNATURE PAGE

Royal Caribbean – 2022 BofA Term Loan Extension Amendment

ACKNOWLEDGED AND AGREED BY:
BANK OF AMERICA, N.A.
as Administrative Agent
By _____/s/ Molly J. Oxford _______
Name: Molly J. Oxford
Title: Vice President

    SIGNATURE PAGE

Royal Caribbean – 2022 BofA Term Loan Extension Amendment

Schedule I

Lender	Prepayment Amount (principal)	Outstanding Advances (after prepayment)
1. Bank of America	$16,000,000.00	$144,000,000.00
2. DNB Capital LLC	$8,000,000.00	$72,000,000.00
3. Sumitomo Mitsui Banking Corp New York Branch	$8,000,000.00	$72,000,000.00
4. The Bank of Nova Scotia - New York Branch	$8,000,000.00	$72,000,000.00
5. PNC Bank NA	$3,600,000.00	$32,400,000.00
6. Regions Bank	$3,600,000.00	$32,400,000.00
7. Truist Bank	$2,400,000.00	$21,600,000.00
8. CIBC Bank USA	$1,400,000.00	$12,600,000.00
9. Bayerische Landesbank	--	$10,000,000.00
10. BNP Paribas	$1,000,000.00	$9,000,000.00
11. DZ Bank AG Deutsche Zentral-Genossenschaftsbank	--	$10,000,000.00
12. Intesa Sanpaolo S.p.A.	--	$10,000,000.00
13. First Horizon Bank	$400,000.00	$3,600,000.00
Total:	$52,400,000.00	$501,600,000.00

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Appendix I
Amended Agreement and Schedules

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U.S. $1,000,000,000

TERM LOAN AGREEMENT,
dated as of April 5, 2019,
as amended on May 7, 2020,
as amended on July 28, 2020,
as amended on February 12, 2021,
as amended on March 30, 2021,
as amended on July 21, 2022,
as amended on September 19, 2022

among

ROYAL CARIBBEAN CRUISES LTD.,
as the Borrower,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BBVA SECURITIES INC., SUMITOMO MITSUI BANKING CORPORATION, THE BANK OF NOVA SCOTIA, WELLS FARGO SECURITIES LLC, and DNB MARKETS INC.
as Joint Lead Arrangers and Joint Bookrunners

and

BANK OF AMERICA, N.A.
as Administrative Agent

and

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, SUMITOMO MITSUI BANKING CORPORATION, THE BANK OF NOVA SCOTIA, WELLS FARGO BANK, NATIONAL ASSOCIATION and DNB MARKETS INC.
as Co-Syndication Agents

and

REGIONS BANK, PNC BANK, NATIONAL ASSOCIATION and U.S. BANK NATIONAL ASSOCIATION
as Documentation Agents

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TABLE OF CONTENTS
PAGE
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
Section 1.1.    Defined Terms    1
Section 1.2.    Use of Defined Terms; Other Definitional Provisions    ~~22~~24
Section 1.3.    Cross-References    ~~22~~24
Section 1.4.    Accounting and Financial Determinations    ~~22~~24
ARTICLE II

COMMITMENTS, BORROWING PROCEDURES AND NOTES
Section 2.1.    The Advances    ~~23~~25
Section 2.2.    Making the Advances    ~~24~~25
Section 2.3.    [Intentionally omitted]    ~~26~~27
Section 2.4.    [Intentionally omitted]    ~~26~~27
Section 2.5.    [Intentionally omitted]    ~~26~~27
Section 2.6.    Repayment of Advances    ~~26~~27
Section 2.7.    Interest on Advances    ~~26~~27
Section 2.8.    Interest Rate Determination    ~~27~~28
Section 2.9.    Optional Conversion of Advances    ~~27~~28
Section 2.10.    Optional Prepayments of Advances    ~~27~~28
Section 2.11.    Payments and Computations    28
Section 2.12.    Sharing of Payments, Etc.    ~~29~~30
Section 2.13.    Evidence of Debt    ~~30~~31
Section 2.14.    Increase Option    ~~30~~31
Section 2.15.    Defaulting Lenders    ~~31~~32
Section 2.16.    Inability to Determine Rates    ~~32~~33
Section 2.17.    Benchmark Replacement Setting    ~~33~~34
ARTICLE III

CERTAIN SOFR AND OTHER PROVISIONS
Section 3.1.    SOFR Lending Unlawful    ~~36~~35
Section 3.2.    [Reserved]    36
Section 3.3.    Increased Costs, etc.    36
Section 3.4.    Funding Losses    ~~38~~37
Section 3.5.    Increased Capital Costs    38
Section 3.6.    Taxes    ~~39~~38
Section 3.7.    Reserve Costs    ~~41~~40
Section 3.8.    Replacement Lenders, etc.    ~~42~~41
Section 3.9.    Setoff    42
Section 3.10.    Use of Proceeds    ~~43~~42

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ARTICLE IV

CONDITIONS TO BORROWING
Section 4.1.    Effectiveness    ~~43~~42
Section 4.2.    All Borrowings    ~~44~~43
Section 4.3.    Determinations Under Section 4.1    ~~45~~44
ARTICLE V

REPRESENTATIONS AND WARRANTIES
Section 5.1.    Organization, etc.    ~~45~~44
Section 5.2.    Due Authorization, Non-Contravention, etc.    ~~45~~44
Section 5.3.    Government Approval, Regulation, etc.    ~~46~~45
Section 5.4.    Compliance with Environmental Laws    ~~46~~45
Section 5.5.    Validity, etc.    ~~46~~45
Section 5.6.    Financial Information    ~~46~~45
Section 5.7.    No Default, Event of Default or Prepayment Event    ~~46~~45
Section 5.8.    Litigation    ~~46~~45
Section 5.9.    Vessels    46
Section 5.10.    Subsidiaries    ~~47~~46
Section 5.11.    Obligations rank pari passu    ~~47~~46
Section 5.12.    No Filing, etc.    ~~47~~46
Section 5.13.    No Immunity    ~~47~~46
Section 5.14.    Pension Plans    ~~47~~46
Section 5.15.    Investment Company Act    47
Section 5.16.    Regulation U    47
Section 5.17.    Accuracy of Information    ~~48~~47
Section 5.18.    Compliance with Laws    ~~48~~47
Section 5.19.    ERISA    ~~48~~47
Section 5.20.    EEA Financial Institution    48
ARTICLE VI

COVENANTS
Section 6.1.    Affirmative Covenants    ~~49~~48
Section 6.1.1    Financial Information, Reports, Notices, etc.    ~~49~~48
Section 6.1.2    Approvals and Other Consents    50
Section 6.1.3    Compliance with Laws, etc.    ~~51~~50
Section 6.1.4    [Intentionally omitted]    ~~51~~50
Section 6.1.5    Insurance    ~~51~~50
Section 6.1.6    Books and Records    ~~52~~51
Section 6.2.    Negative Covenants    ~~52~~51
Section 6.2.1    Business Activities    ~~52~~51
Section 6.2.2    Indebtedness    ~~52~~51
Section 6.2.3    Liens    ~~52~~51
Section 6.2.4    Financial Condition    ~~55~~54
Section 6.2.5    [Intentionally omitted]    ~~55~~54
Section 6.2.6    Consolidation, Merger, etc.    ~~55~~54
Section 6.2.7    Asset Dispositions, etc.    ~~56~~55

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Section 6.2.8    Use of Proceeds.    ~~57~~56
Section 6.2.9    Minimum Liquidity    ~~57~~56
Section 6.2.10    Additional Undertakings    ~~57~~56
Section 6.2.11    Designated Indebtedness    ~~58~~57
ARTICLE VII

EVENTS OF DEFAULT
Section 7.1.    Listing of Events of Default    ~~60~~59
Section 7.1.1    Non-Payment of Obligations    ~~60~~59
Section 7.1.2    Breach of Warranty    ~~60~~59
Section 7.1.3    Non-Performance of Certain Covenants and Obligations    ~~60~~59
Section 7.1.4    Default on Other Indebtedness    ~~61~~59
Section 7.1.5    Pension Plans    ~~61~~60
Section 7.1.6    Bankruptcy, Insolvency, etc.    ~~62~~60
Section 7.1.7    Guarantees    ~~62~~61
Section 7.2.    Action if Bankruptcy    ~~62~~61
Section 7.3.    Action if Other Event of Default    ~~63~~61
ARTICLE VIII

PREPAYMENT EVENTS
Section 8.1.    Listing of Prepayment Events    ~~63~~62
Section 8.1.1    Change of Control    ~~63~~62
Section 8.1.2    Unenforceability    ~~63~~62
Section 8.1.3    Approvals    ~~63~~62
Section 8.1.4    Non-Performance of Certain Covenants and Obligations    ~~63~~62
Section 8.1.5    Judgments    ~~63~~62
Section 8.2.    Mandatory Prepayment    ~~64~~62
ARTICLE IX

[INTENTIONALLY OMITTED]
ARTICLE X

THE AGENTS
Section 10.1.    Actions    ~~64~~63
Section 10.2.    Rights as a Lender    ~~64~~63
Section 10.3.    Lender Indemnification    ~~64~~63
Section 10.4.    Exculpation    ~~65~~64
Section 10.5.    Reliance by Administrative Agent    ~~66~~65
Section 10.6.    Delegation of Duties    ~~67~~65
Section 10.7.    Resignation of Administrative Agent    ~~67~~66
Section 10.8.    Non-Reliance on Administrative Agent and Other Lenders    ~~68~~67
Section 10.9.    No Other Duties    ~~68~~67
Section 10.10.    [Intentionally Omitted]    ~~68~~67
Section 10.11.    Agency Fee    ~~68~~67
Section 10.12.    Lender ERISA Matters    ~~68~~67

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Section 10.13.    Recovery of Erroneous Payments    ~~69~~67
ARTICLE XI

MISCELLANEOUS PROVISIONS
Section 11.1.    Waivers, Amendments, etc.    ~~69~~68
Section 11.2.    Notices    ~~70~~69
Section 11.3.    Payment of Costs and Expenses    ~~72~~70
Section 11.4.    Indemnification    ~~72~~71
Section 11.5.    Survival    ~~74~~72
Section 11.6.    Severability    ~~74~~72
Section 11.7.    Headings    ~~74~~72
Section 11.8.    Execution in Counterparts, Effectiveness, etc.    ~~74~~73
Section 11.9.    Governing Law; Entire Agreement    ~~74~~73
Section 11.10.    Successors and Assigns    ~~74~~73
Section 11.11.    Sale and Transfer of Advances and Note; Participations in Advances    ~~75~~73
Section 11.11.1    Assignments    ~~75~~73
Section 11.11.2    Participations    ~~77~~76
Section 11.11.3    Register    ~~78~~77
Section 11.12.    Other Transactions    ~~78~~77
Section 11.13.    Forum Selection and Consent to Jurisdiction    ~~78~~77
Section 11.14.    Process Agent    ~~79~~78
Section 11.15.    Judgment    ~~80~~78
Section 11.16.    [Intentionally omitted]    ~~80~~78
Section 11.17.    Waiver of Jury Trial    ~~80~~79
Section 11.18.    Confidentiality    ~~80~~79
Section 11.19.    No Fiduciary Relationship    ~~81~~79
Section 11.20.    Electronic Execution of Assignments and Certain Other Documents    ~~81~~80
Section 11.21.    Contractual Recognition of Bail-In    ~~81~~80

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SCHEDULES
SCHEDULE I	-	Effective Date Commitments and Second Extension Amendment Effective Date Advances
SCHEDULE II	-	Disclosure Schedule
SCHEDULE III	-	Notices
SCHEDULE IV	-	Beneficiary Parties

EXHIBITS
Exhibit A	-	Form of Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Interest Period Notice
Exhibit D	-	Form of Lender Assignment Agreement
Exhibit E	-	Form of Increase Option Agreement
Exhibit F	-	Form of Added Lender Agreement
Exhibit G	-	Form of Guaranty
Exhibit H	-	Form of Subordinated Guaranty
Exhibit I	-	Form of Customer Deposit Report
Exhibit J	-	Form of Liquidity Projections

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TERM LOAN AGREEMENT
This TERM LOAN AGREEMENT, dated as of April 5, 2019 (as amended on May 7, 2020, July 28, 2020, February 12, 2021, March 30, 2021, July 21, 2022 and September 19, 2022), is among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (the "Borrower"), the various financial institutions as are or shall become parties hereto as Lenders (and their respective successors or assigns) and BANK OF AMERICA, N.A. ("Bank of America"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.
W I T N E S S E T H:
WHEREAS, the Borrower has obtained Commitments from the Lenders pursuant to which Advances were made to the Borrower on the Effective Date in an aggregate principal amount of $1,000,000,000; and
WHEREAS, the proceeds of the Advances made on the Effective Date were used for refinancing the Existing Credit Facility (as hereinafter defined), and the balance of proceeds, if any, have been and will be used on and after the Effective Date for working capital and other general corporate purposes, including capital expenditures and acquisition financing, of the Borrower and its Subsidiaries;
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
Section 1.1.    Defined Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, when capitalized, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
"2021 Extension Amendment" means that certain Amendment to Term Loan Agreement, dated as of ~~the~~March 30, 2021, by and among the Borrower, the Administrative Agent and the Lenders party thereto.
"2022 Extension Amendment ~~Effective Date~~" means that certain Amendment to Term Loan Agreement, dated as of September 19, 2022, by and among the Borrower, the Administrative Agent and the Lenders party thereto.
"2.875% Convertible Debt" means the aggregate amount of debt securities issued by the Borrower pursuant to the 2.875% Convertible Notes Indenture which are, in accordance with the provisions of the 2.875% Convertible Notes Indenture, converted, or to be converted, into equity securities of the Borrower on the 2.875% Maturity Date.
"2.875% Convertible Notes Indenture" means that certain Indenture, dated as of October 16, 2020 (as partially refinanced by the $1,150,000,000 6.00% convertible senior notes due 2025 issued under that certain Indenture, dated as of August 5, 2022, and as further amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time), in

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respect of the $575,000,000 2.875% convertible senior notes due 2023, by and among the Borrower, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.
"2.875% Maturity Date" has the meaning given to the term "Maturity Date" in the 2.875% Convertible Notes Indenture (and being, as of July 21, 2022, November 15, 2023).
"4.25% Convertible Debt" means the aggregate amount of debt securities issued by the Borrower pursuant to the 4.25% Convertible Notes Indenture which are, in accordance with the provisions of the 4.25% Convertible Notes Indenture, converted, or to be converted, into equity securities of the Borrower on the 4.25% Maturity Date.
"4.25% Convertible Notes Indenture" means that certain Indenture, dated as of June 9, 2020 (as partially refinanced by the $1,150,000,000 6.00% convertible senior notes due 2025 issued under that certain Indenture, dated as of August 5, 2022, and as further amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time), in respect of the $1,150,000,000 4.250% convertible senior notes due 2023, by and among the Borrower, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.
"4.25% Maturity Date" has the meaning given to the term "Maturity Date" in the 4.25% Convertible Notes Indenture (and being, as of July 21, 2022, June 15, 2023).
"Acceptable Lender" means a commercial banking institution with a bank rating by Moody's/S&P of Baa1 and BBB+ or above.
"Accumulated Other Comprehensive Income (Loss)" means at any date the Borrower's accumulated other comprehensive income (loss) on such date, determined in accordance with GAAP.
"Added Lender" is defined in Section 2.14.
"Added Lender Agreement" means an Added Lender Agreement substantially in the form of Exhibit F.
~~"Adjustable Amount" means, as of any time of determination, $500,000,000; provided if the aggregate amount of New Capital is equal to or greater than $500,000,000, then the Adjustable Amount shall be $350,000,000. As of the Amendment Effective Date, the aggregate amount of New Capital is greater than $500,000,000.~~
"Adjusted Term SOFR" means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
"Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent, and as shall have accepted such appointment, pursuant to Section 10.5.
"Administrative Agent's Account" means (a) the account of the Administrative Agent maintained by the Administrative Agent at its office in New York, NY, Account Wiring Instructions: Bank of America N.A., ABA#026009593, Account No. 1366072250600, Reference: Royal Caribbean Cruises, Attention: Wire Clearing Acct for Syn Loans - LIQ, and

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(b)  such other account of the Administrative Agent as is designated in writing from time to time by the Administrative Agent to the Borrower and the Lenders for such purpose.
"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.
"Advance" means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a SOFR Advance (each of which shall be a "Type" of Advance).
"Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.  A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
"Agents" means (a) the Administrative Agent and (b) the Lenders listed as the co-syndication agents on the cover page hereof in their respective capacities as agents under Article X, together with their respective successors (if any) in such capacity.
"Agreement" means, on any date, this Term Loan Agreement as originally in effect on the Effective Date and as thereafter from time to time further amended, supplemented, amended and restated (including by the 2021 Extension Amendment and the 2022 Extension Amendment), or otherwise modified and in effect on such date.
~~"Amendment Effective Date" means March 30, 2021.~~
"Annualized Net Cash from Operating Activities" means, with respect to any calculation of net cash from operating activities for any period:
(a)    in the case of the period of four consecutive Fiscal Quarters ending with the first Fiscal Quarter ending after the last day of the Waiver Period (and, if applicable, with respect to the period of four consecutive Fiscal Quarters ending with the Fiscal Quarter for which compliance with the covenants set forth in Section 6.2.4 is tested for purposes of determining whether a Covenant Modification Date has occurred), the product of (i) net cash from operating activities for such Fiscal Quarter and (ii) four,
(b)    in the case of the period of four consecutive Fiscal Quarters ending with the second Fiscal Quarter ending after the last day of the Waiver Period, the product of (i) the sum of net cash from operating activities for such Fiscal Quarter and the immediately preceding Fiscal Quarter and (ii) two, and
(c)    in the case of the period of four consecutive Fiscal Quarters ending with the third Fiscal Quarter ending after the last day of the Waiver Period, the product of (i) the sum of net cash from operating activities for such Fiscal Quarter and the two immediately preceding Fiscal Quarters and (ii) four-thirds, in each case determined in accordance with GAAP as shown in the Borrower's consolidated statements of cash flows for such period.
"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to

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bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended.
"Applicable Jurisdiction" means the jurisdiction or jurisdictions under which the Borrower is organized, domiciled or resident or from which any of its business activities are conducted or in which any of its properties are located and which has jurisdiction over the subject matter being addressed.
"Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's SOFR Lending Office in the case of a SOFR Advance.
"Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Senior Debt Rating in effect on such date as set forth below:

Senior Debt Rating S&P/Moody's	Applicable Margin for Base Rate Non-Extended Advances	Applicable Margin for Base Rate Extended Advances	Applicable Margin for SOFR Non-Extended Advances	Applicable Margin for SOFR Extended Advances
Level 1 A- or A3 (or higher)	0.000%	0.075%	0.875%	1.075%
Level 2 BBB+ or Baa1	0.000%	0.200%	1.000%	1.200%
Level 3 BBB or Baa2	0.075%	0.275%	1.075%	1.275%
Level 4 BBB- or Baa3	0.200%	0.400%	1.200%	1.400%
Level 5 BB+ or Ba1 (or lower)	0.~~3~~850%	~~0.850~~1.050%	1.~~3~~850%	~~1.850~~2.050%
; provided, that immediately upon the occurrence of a Revolver Pricing Event, this Agreement shall be deemed automatically amended to incorporate the applicable MFN Pricing Adjustment (any such amendment, an "MFN Pricing Amendment"). Each MFN Pricing Amendment shall be binding upon all parties hereto, and the Administrative Agent shall promptly provide notice of any MFN Pricing Amendment to the Lenders and the Borrower.

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"Arrangers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation's or any of its subsidiaries' investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), BBVA Securities Inc., Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, Wells Fargo Securities LLC and DNB Markets Inc., in their capacities as joint lead arrangers and joint bookrunners.
"Available Proceeds" means, without duplication, the aggregate amount of any Excess Proceeds (as defined in the Secured Indenture or the Unsecured Indenture) that remain unapplied after compliance with the "Asset Sale Offer" provisions of Section 4.09(c) of each of the Secured Indenture and the Unsecured Indenture (and any similar asset sale offer provisions of any other documentation governing Indebtedness of the Borrower or any of its Subsidiaries).
"Base Rate" means, for any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:
(a)    the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate";
(b)    ½ of 1.00% per annum above the Federal Funds Rate in effect on such day; and
(c)    Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%.
The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
"Base Rate Advance" means an Advance that bears interest as provided in Section 2.7(a)(i).
"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.
"Beneficiary Party" means the Administrative Agent and each agent, trustee or other representative for each agreement listed on Schedule IV hereto, as ~~each~~ such agreement or any of the obligations thereunder may be amended, restated, supplemented, refinanced or otherwise modified from time to time, so long as such amendment, restatement, supplement, refinancing or other modification does not increase the aggregate principal amount of Indebtedness or other monetary obligations thereunder to an amount that is more than the aggregate principal amount of commitments, Indebtedness and other monetary obligations outstanding thereunder as of the Waiver Effective Date plus the amount of any uncommitted incremental facilities available thereunder as of the Waiver Effective Date plus the amount of unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses, associated with such amendment, restatement, supplement, refinancing or other modification.

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"Borrower" is defined in the preamble.
"Borrowing" means a borrowing consisting of Extended Advances or Non-Extended Advances, in each case, of the same Type and, in the case of SOFR Advances, having the same Interest Period, made by each of the relevant Lenders.
"Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City.
"Capital Lease Obligations" means obligations of the Borrower or any Subsidiary of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases.
"Capitalization" means, as at any date, the sum of (a) Net Debt on such date, plus (b) Stockholders' Equity on such date.
"Capitalized Lease Liabilities" means the principal portion of all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
"Cash Equivalents" means all amounts other than cash that are included in the "cash and cash equivalents" shown on the Borrower's balance sheet prepared in accordance with GAAP.
"Change of Control" means an event or series of events by which (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
"CME" means CME Group Benchmark Administration Limited.
"Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

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"Commitment" means as to any Lender (a) the Dollar amount set forth opposite such Lender's name on Schedule I as in effect on the Effective Date as such Lender's "Commitment" or (b) if such Lender has entered into a Lender Assignment Agreement, the Dollar amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.11.3. The initial aggregate amount of the Lenders' Commitments as of the Effective Date is $1,000,000,000.
"Conforming Changes" means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of "Base Rate", "SOFR", "Term SOFR" and "Interest Period", timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of "Business Day" and "U.S. Government Securities Business Day", timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent, in consultation with the Borrower, determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
"Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.
"Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.9.
"Covenant Modification Date" means the first date after January 1, 2022 as so designated in a written notice, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, to the Administrative Agent as the "Covenant Modification Date"; provided that such notice shall provide reasonably detailed calculations, in form and substance reasonably satisfactory to the Administrative Agent, demonstrating compliance with the covenants set forth in Section 6.2.4 of this Agreement as of the most recently ended Fiscal Quarter for which financial statements were required to be delivered pursuant to Section 6.1.1 of this Agreement.
"Daily Simple SOFR" with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
"Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.
"Defaulting Lender" means, subject to Section 2.15(a), at any time, any Lender that, at such time (a) has failed to (i) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's

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determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund an Advance hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(a)) upon delivery of written notice of such determination to the Borrower and each Lender.
"Designated Assets" means the Vessels known on the Waiver Effective Date as (i) Symphony of the Seas, (ii) Oasis of the Seas, (iii) Harmony of the Seas, (iv) Spectrum of the Seas, (v) Quantum of the Seas, (vi) Ovation of the Seas and (vii) Anthem of the Seas (it being understood that such Vessels shall remain "Designated Assets" regardless of any change in name or ownership after the Waiver Effective Date).
"Designated Holdco Subsidiaries" means one or more Subsidiaries of the Borrower that directly own any of the equity interests issued by any Subsidiary of the Borrower that owns any Designated Assets.
"Designated Indebtedness" means any Indebtedness that is incurred by (a) the Borrower and guaranteed by one or more Designated Holdco Subsidiaries or (b) one or more Designated Holdco Subsidiaries. For the avoidance of doubt, Designated Indebtedness shall not include (x) any Indebtedness under any Permitted Secured Facility or (y) issuances of unsecured commercial paper incurred in the ordinary course of business of the Borrower and its Subsidiaries.
"Designated Release Event" means any event or other circumstance that results in all Designated Indebtedness created, incurred or assumed after the Waiver Effective Date no longer remaining outstanding (whether as a result of repayment, redemption or otherwise).
"Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule II.

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"Dollar" and the sign "$" mean lawful money of the United States.
"Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" in the Administrative Questionnaire of such Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
"Effective Date" means April 5, 2019.
"Effective Yield" means as to any Indebtedness, the yield thereon, whether in the form of interest rate, margin, original issue discount, up-front fees, interest rate floors or similar devices, all recurring fees and all other fees, or otherwise; provided that original issue discount and up-front fees shall, for floating rate Indebtedness, be equated to interest rate assuming a 4-year life to maturity; provided, further, that “Effective Yield” shall not include customary arrangement fees or similar fees paid to the arrangers or lenders (but not paid to all lenders) for such Indebtedness.
"Environmental Laws" means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.
"Event of Default" is defined in Section 7.1.
"Existing Credit Facility" means the Term Loan Agreement dated as of June 29, 2018, as amended, supplemented or otherwise modified from time to time prior to the date hereof, among the Borrower, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.
"Existing Principal Subsidiaries" means each Subsidiary of the Borrower that is a Principal Subsidiary on the Effective Date.
"Extended Advance" means ~~(a)~~ an Advance held by an Extended Lender or a Lender to whom such an Advance was assigned pursuant to the terms of this Agreement or (b) a Non-Extended Advance that was converted into an Extended Advance pursuant to Section 2.14. As of the Second Extension Amendment Effective Date, the aggregate principal amount of Extended Advances is $~~544,000,000~~471,600,000 and the Extended Advance of each Lender is set forth on Schedule I hereto.
"Extended Lender" means an "Extended Lender" (as defined in the 202~~1~~2 Extension Amendment).
"Extended Lender Event of Default" means any Event of Default arising from the breach of Section 2.10.2 of this Agreement or the breach of any other provision of this Agreement that has been amended pursuant to a MFN Covenant Adjustment.
"Extended Lender Prepayment Event" means any Prepayment Event arising from the breach of any provision of this Agreement that has been amended pursuant to a MFN Covenant Adjustment.

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"FATCA" means Sections 1471 through 1474 of the Code, as in effect at the date hereof (or any amended or successor version that is substantively comparable),  any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code, any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such published intergovernmental agreements.
"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
"First Priority Guaranty" is defined in Section 6.2.11(b).
"First Waiver Extension Date" means July 28, 2020.
"Fiscal Quarter" means any quarter of a Fiscal Year.
"Fiscal Year" means any annual fiscal reporting period of the Borrower.
"Fixed Charge Coverage Ratio" means, as of the end of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of:
(a)    (i)net cash from operating activities (determined in accordance with GAAP) for such period; or
(ii)    for each of the first three Fiscal Quarters ending after the last day of the Waiver Period (and, for purposes of determining whether a Covenant Modification Date has occurred, the Fiscal Quarter most recently ended prior to the proposed Covenant Modification Date for which financial statements were required to be delivered pursuant to Section 6.1.1 of this Agreement), Annualized Net Cash from Operating Activities for such period, in each case as shown in the Borrower's consolidated statements of cash flows for such period, to
(b)    the sum of:
(i)    dividends actually paid by the Borrower during such period (including, without limitation, dividends in respect of preferred stock of the Borrower); plus

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(ii)    scheduled cash payments of principal of all debt less New Financings (determined in accordance with GAAP, but in any event including Capitalized Lease Liabilities), in each case, of the Borrower and its Subsidiaries for such period.
"Floor" means a rate of interest equal to 0.00%.
"F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.
"GAAP" is defined in Section 1.4.
"Government-related Obligations" means obligations of the Borrower or any Subsidiary of the Borrower under, or Indebtedness incurred by the Borrower or any Subsidiary of the Borrower to satisfy obligations under, any governmental requirement imposed by any Applicable Jurisdiction that must be complied with to enable the Borrower and its Subsidiaries to continue their business in such Applicable Jurisdiction, excluding, in any event, any taxes imposed on the Borrower or any Subsidiary of the Borrower.
"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
"Hedging Instruments" means options, caps, floors, collars, swaps, forwards, futures and any other agreements, options or instruments substantially similar thereto or any series or combination thereof used to hedge interest, foreign currency and commodity exposures.
"herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.
"IFRS" is defined in Section 1.4.
"Increase Option" is defined in Section 2.14.
"Indebtedness" means, for any Person:  (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than (i) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered and (ii) any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition (but only to the extent that no payment has at the time accrued pursuant to such purchase price adjustment, earnout or deferred payment obligation); (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so

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secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) guarantees by such Person of Indebtedness of others, up to the amount of Indebtedness so guaranteed by such Person; (g) obligations of such Person in respect of surety bonds and similar obligations; and (h) liabilities arising under Hedging Instruments.
"Indemnified Liabilities" is defined in Section 11.4.
"Indemnified Parties" is defined in Section 11.4.
"Interest Period" means, for each SOFR Advance comprising part of the same Borrowing, the period commencing on the date of such SOFR Advance or the date of the Conversion of any Base Rate Advance into such SOFR Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be one, three or six months (or such other period that is twelve months or less requested by the Borrower and consented to by all the applicable Lenders and the Administrative Agent) as the Borrower may, upon notice in substantially the form of Exhibit C received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the second Business Day prior to the first day of such Interest Period, select; provided, however, that:
(a)    the Borrower may not select any Interest Period for Non-Extended Advances that ends after the Maturity Date with respect to such Non-Extended Advances, and the Borrower may not select any Interest Period for Extended Advances that ends after the Maturity Date with respect to such Extended Advances;
(b)    Interest Periods commencing on the same date for SOFR Advances comprising part of the same Borrowing shall be of the same duration (without limiting the ability of the Borrower to have more than one Borrowing on the same date);
(c)    any Interest Period pertaining to a SOFR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(d)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if in the case of an Interest Period of longer than seven days such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
(e)    whenever the first day of any Interest Period of longer than seven days occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

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"Lender" means each Lender listed on Schedule I hereto with a Commitment or an Advance, and each Added Lender and their respective successors and assigns.
"Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit D.
"Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.
"Loan Document" means this Agreement, the First Priority Guaranty (if then in effect pursuant to the terms hereof), the Subordinated Guaranty (if then in effect pursuant to the terms hereof), the Notes, if any, each amendment to this Agreement and any other document designated by the Borrower and the Administrative Agent as a Loan Document.
"Material Adverse Effect" means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under the Loan Documents or (c) the ability of the Borrower to perform its payment Obligations under the Loan Documents.
"Material Litigation" is defined in Section 5.8.
"Maturity Date" means (a) with respect to the Non-Extended Advances, ~~the date that is the third anniversary of the Effective Date~~October 5, 2023 and (b) with respect to the Extended Advances, October 5, 202~~3~~4; provided, however, that if the Maturity Date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
"MFN Covenant Adjustment" means with respect to a Revolver Covenant Event, any modification to this Agreement necessary to cause Section 6.1 and Section 6.2 hereof to remain substantially the same as Section 6.1 and Section 6.2, respectively, of the applicable Revolving Facility after giving effect to such Revolver Covenant Event, to the extent such modification would be favorable to the Lenders hereunder.
"MFN Covenant Amendment" has the meaning set forth in Section 6.3 hereof.
"MFN Pricing Adjustment" means with respect to a Revolver Pricing Event, any modification to this Agreement necessary to cause the Effective Yield of the Extended Advances to have the same Effective Yield as (x) the Extended Advances (as defined in the applicable Revolving Facility) or (y) if no substantively similar term exists in the applicable Revolving Facility, the Advances (as defined in the applicable Revolving Facility), in each case, after giving effect to such Revolver Pricing Event.
"MFN Pricing Amendment" has the meaning set forth in the definition of "Applicable Margin".
"Moody's" means Moody's Investors Service, Inc. and any successor thereto.
"Net Debt" means, at any time, the aggregate outstanding principal amount of all debt (including, without limitation, Capitalized Lease Liabilities) of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) less the sum of (without duplication);

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(a)    all cash on hand of the Borrower and its Subsidiaries; plus
(b)    all Cash Equivalents;
provided that for purposes of determining the Net Debt to Capitalization Ratio for all periods commencing after October 1, 2022, the 2.875% Convertible Debt and the 4.25% Convertible Debt shall be deemed not to be debt.
"Net Debt to Capitalization Ratio" means, as at any date, the ratio of (a) Net Debt on such date to (b) Capitalization on such date.
~~"New Capital" means the aggregate gross amount of proceeds from any capital (whether in the form of debt, equity or otherwise) raised by the Borrower or any of its Subsidiaries in one or a series of financings after January 1, 2021 (including (i) amounts borrowed (that were previously undrawn) under committed term loan facilities existing as of such date and (ii) indebtedness borrowed in lieu of the committed term loan facilities described in the foregoing clause (i) if the incurrence of such indebtedness results in a reduction or termination of such commitments); provided that proceeds of any capital raise which are used substantially concurrently for (i) the purchase price of a new Vessel or (ii) repayment of existing Indebtedness (other than Indebtedness (x) maturing no later than the end of the first full calendar year following the date of such repayment or (y) under any revolving credit agreement the repayment of which is not accompanied by a corresponding permanent reduction in the related revolving credit commitments), in each case, shall not constitute New Capital.~~
"New Financings" means proceeds from:
(a)    borrowed money (whether by loan or issuance and sale of debt securities), including drawings under this Agreement and any other revolving credit facilities, and
(b)    the issuance and sale of equity securities.
"Non-Consenting Lender" means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 11.1 and (ii) has been approved by the Required Lenders.
"Non-Defaulting Lenders" means the Lenders that are not Defaulting Lenders.
"Non-Extended Advance" means an Advance that is not an Extended Advance. As of the Second Extension Amendment Effective Date, the aggregate principal amount of Non-Extended Advances is $~~307,500,000~~30,000,000 and the Non-Extended Advance of each Lender is set forth on Schedule I hereto.
"Note" means a promissory note of the Borrower payable to any Lender, delivered pursuant to a request made under Section 2.13 in substantially the form of Exhibit A hereto or such other form as the Administrative Agent and the Borrower reasonably agree, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.
"Notice" is defined in Section 11.2(c).
"Notice of Borrowing" is defined in Section 2.2(a).

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"Obligations" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement and the Notes.
"Other Beneficiary Party" means each agent, trustee or other representative (other than a Beneficiary Party) for any agreement which evidences any obligation of the Borrower or any of its Subsidiaries (other than any unsecured debt securities or any Permitted Secured Facility) outstanding on the Waiver Effective Date, in each case, as such agreement or any of the obligations thereunder may be amended, restated, supplemented, refinanced or otherwise modified from time to time, so long as such amendment, restatement, refinancing or other modification does not increase the aggregate principal amount of obligations thereunder to an amount that is more than the obligations outstanding thereunder as of the Waiver Effective Date plus the amount of any uncommitted incremental facilities available thereunder as of the Waiver Effective Date plus the amount of unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses, associated with such amendment, restatement, supplement, refinancing or other modification.
"Organic Document" means, relative to the Borrower, its articles of incorporation (inclusive of any articles of amendment to its articles of incorporation) and its by-laws.
"Participant" is defined in Section 11.11.2.
"Participant Register" is defined in Section 11.11.2.
"Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.
"Periodic Term SOFR Determination Day" has the meaning specified in the definition of "Term SOFR".
"Permitted Restricted Payment" means any of the following transactions: (a) any (i) dividend or other distribution (whether in cash, securities or other property) with respect to any of the Borrower's capital stock or other equity interests issued by the Borrower, or (ii) payment (whether in cash, securities or other property) on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any of the Borrower's capital stock or other equity interests, in each of (i) and (ii), pursuant to and in accordance with stock option plans or other benefit plans (including with respect to performance shares issued in the ordinary course of business) for present or former officers, directors, consultants or employees of the Borrower in the ordinary course of business consistent with past practice; and (b) the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for any of the Borrower's capital stock or other equity interests.
"Permitted Secured Facility" means (a) the Secured Indenture or (b) any other Indebtedness incurred by the Borrower or its Subsidiaries that is (i) permitted under Section 6.2.3 of this Agreement, (ii) secured solely by Permitted Secured Facility Collateral and (iii) guaranteed only by the Secured Facility Guarantors, as amended, restated, supplemented or otherwise modified from time to time (but always subject to the limitations in clause (b)).

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"Permitted Secured Facility Collateral" means (a) any and all assets that constitute (or purport to constitute) Collateral (as defined in the Secured Indenture) as of the Second Extension Amendment Effective Date and (b) any other asset of the Borrower that is subject to a lien to secure obligations under any Permitted Secured Facility (which, for the avoidance of doubt, shall not include any Designated Assets or Priority Assets).
"Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.
"Prepayment Event" is defined in Section 8.1.
"Principal Subsidiary" means any Subsidiary of the Borrower that owns a Vessel.
"Priority Assets" means the Vessels known on the Waiver Effective Date as (i) Azamara Quest, (ii) Azamara Pursuit, (iii) Azamara Journey, (iv) Celebrity Edge, (v) Celebrity Apex, (vi) Celebrity Flora, (vii) Celebrity Xpedition, (viii) Celebrity Xperience, (ix) Celebrity Xploration, (x) Monarch, (xi) Horizon and (xii) Sovereign (it being understood that such Vessels shall remain "Priority Assets" regardless of any change in name or ownership after the Waiver Effective Date).
"Priority Holdco Subsidiaries" means (a) RCL Cruises Ltd. or any other Subsidiaries of the Borrower that directly own all of the equity interests in (i) RCL TUI Cruises German Verwaltungs GmbH and (ii) RCL TUI Cruises German Holding GmbH & Co. KG and (b) one or more Subsidiaries that directly own any of the equity interests issued by any other Subsidiary of the Borrower that owns any Priority Asset. For the avoidance of doubt, Priority Holdco Subsidiaries shall not include any Principal Subsidiary.
"Priority Release Event" means any event or other circumstance that results in no Permitted Secured Facility remaining outstanding (whether as a result of repayment, redemption or otherwise).
"Ratable Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction, the numerator of which is the amount of such Lender's Commitment or Advances, as applicable, at such time (or, if the Commitments shall have been terminated, such Lender's Commitment as in effect immediately prior to such termination) and the denominator of which is the aggregate amount of all Commitments or Advances, as applicable, at such time (or, if the Commitments shall have been terminated, the aggregate amount of all Commitments as in effect immediately prior to such termination); provided that in the case of Section 2.15 when a Defaulting Lender shall exist, "Ratable Share" shall mean the percentage of the total Commitments or Advances, as applicable (disregarding any Defaulting Lender's Commitments or Advances, as applicable), represented by such Lender's Commitments or Advances, as applicable.
"RCF Commitment Reduction" means, with respect to any Revolving Facility on or after the date of the applicable RCF Extension or in contemplation thereof, any one or more permanent reductions of the commitments of the lenders under such Revolving Facility, if the amount of the commitments so reduced, together with all other such permanent commitment reductions on or after the date of the applicable RCF Extension, would, in the aggregate, exceed 10.0% of the aggregate commitments of the extending lenders under such Revolving Facility immediately prior to giving effect to such RCF Extension.

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"RCF Commitment Reduction Prepayment Amount" means, with respect to any RCF Commitment Reduction, an amount equal to the product of (x) the amount by which the commitments were permanently reduced in connection therewith (together with all other such permanent commitment reductions on or after the date of the applicable RCF Extension) exceeds 10.0% of the aggregate commitments of the extending lenders under such Revolving Facility immediately prior to giving effect to such RCF Extension, divided by the aggregate commitments of the extending lenders under such Revolving Facility immediately prior to giving effect to such RCF Extension, times (y) an amount equal to the aggregate amount of the Advances of the Extended Lenders as of the Second Extension Amendment Effective Date immediately prior to giving effect to any prepayment of Advances made on the Second Amendment Effective Date minus the aggregate amount of any voluntary prepayments of the principal amount of the Extended Advances after the Second Extension Amendment Effective Date until the date of such RCF Commitment Reduction.
"RCF Extension" means, with respect to any Revolving Facility, the first renewal or extension of such Revolving Facility after the Second Extension Amendment Effective Date.
"Rescindable Amount" has the meaning as defined in Section 2.11(d).
"Register" is defined in Section 11.11.3.
"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors (including lawyers and accountants) and representatives of such Person and of such Person's Affiliates.
"Relevant Governmental Body" means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
"Required Extended Lenders" means, at any time, Extended Lenders that, in the aggregate, hold more than 50% of the aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Extended Advances or, if no such principal amount is then outstanding, Extended Lenders that in the aggregate have more than 50% of the Commitments; provided that if any Extended Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Extended Lenders at such time the Commitments and Extended Advances of such Lender at such time.
"Required Lenders" means, at any time, Lenders that, in the aggregate, hold more than 50% of the aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Advances or, if no such principal amount is then outstanding, Lenders that in the aggregate have more than 50% of the Commitments; provided that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the Commitments and Advances of such Lender at such time.
"Resignation Effective Date" is defined in Section 10.7(a).
"Revolver Covenant Event" means, with respect to any RCF Extension, any amendment, modification, supplement, refinancing, waiver or other change to Section 6.1 or Section 6.2 of the applicable Revolving Facility.

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"Revolver Pricing Event" means, with respect to any RCF Extension, any amendment, modification, supplement, refinancing, waiver or other change to the Effective Yield of the Extended Advances or the Advances (as applicable and each as defined in such Revolving Facility), under such Revolving Facility that would cause the Effective Yield of such Extended Advances or Advances, as applicable, to be greater than the Effective Yield of the Extended Advances.
"Revolving Facilities" means (i) that certain Credit Agreement, as amended and restated on October 12, 2017, among the Borrower, the various financial institutions from time to time party thereto, as lenders, and Nordea Bank ABP, New York Branch, as administrative agent, and (ii) that certain Amended and Restated Credit Agreement, dated as of April 5, 2019, among the Borrower, the various financial institutions party thereto, as lenders, and The Bank of Nova Scotia, as administrative agent, in each case as may be amended, amended and restated, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time.
"S&P" means S&P Global Ratings and any successor thereto.
"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, Canada or (b) the United Nations Security Council, the European Union, any European Union member state or ~~Her~~His Majesty's Treasury of the United Kingdom.
"Sanctioned Country" means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of the Second Extension Amendment Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, Global Affairs Canada or by the United Nations Security Council, the European Union or any European Union member state, ~~Her~~His Majesty's Treasury of the United Kingdom or any person 50% or more owned or otherwise controlled by any such Person or Persons ~~or~~, as applicable under relevant law, regulation, or order, (b) any Person ~~operating~~that is the target of blocking Sanctions, even if not appearing on any Sanctions-related list (e.g., the governments of Sanctioned Countries or the government of Venezuela) or (c) any Person located, organized or resident in a Sanctioned Country.
"Scheduled Unavailability Date" has the meaning specified in Section ~~2.17(a)(ii)~~2.17(a)(ii).
"Second Extension Amendment Effective Date" means September 19, 2022.
"Secured Facility Guarantors" means those certain Subsidiaries of the Borrower that guarantee the Secured Indenture as of the Second Extension Amendment Effective Date and any of their respective Subsidiaries.
"Secured Indenture" means that certain Indenture dated as of May 19, 2020 among the Borrower, certain subsidiaries of the Borrower, and The Bank of New York Mellon Trust Company, N.A., as trustee and security agent, as in effect on the First Waiver Extension Date.

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"Senior Debt Rating" means, as of any date, (a) the implied senior debt rating of the Borrower for debt pari passu in right of payment and in right of collateral security with the Obligations as given by Moody's and S&P or (b) in the event the Borrower receives an actual unsecured senior debt rating (apart from an implied rating) from Moody's and/or S&P, such actual rating or ratings, as the case may be (and in such case the Senior Debt Rating shall not be determined by reference to any implied senior debt rating from either agency).  For purposes of the foregoing, (i) if only one of S&P and Moody's shall have in effect a Senior Debt Rating, the Applicable Margin shall be determined by reference to the available rating; (ii) if neither S&P nor Moody's shall have in effect a Senior Debt Rating, the Applicable Margin will be set in accordance with Level 5 under the definition of "Applicable Margin", unless (A) within 21 days of being notified by the Administrative Agent that both Moody's and S&P have ceased to give a Senior Debt Rating, the Borrower has obtained from at least one of such agencies a private implied rating for its senior debt or (B) having failed to obtain such private rating within such 21-day period, the Borrower and the Lenders shall have agreed within a further 15-day period (during which period the Borrower and the Agents shall consult in good faith to find an alternative method of providing an implied rating of the Borrower's senior debt) on an alternative rating method, which agreed alternative shall apply for the purposes of this Agreement; (iii) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin shall be based upon the higher rating unless such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level below the higher of such levels; (iv) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (v) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Senior Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.
"SOFR" means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
"SOFR Advance" means an Advance that bears interest at a rate based on clause (a) of the definition of Term SOFR.
"SOFR Borrowing" means, as to any Borrowing, the SOFR Advances comprising such Borrowing.
"SOFR Lending Office" means, with respect to any Lender, the office of such Lender specified as its "SOFR Lending Office" in the Administrative Questionnaire of such Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
"Specified Designated Holdco Subsidiaries" means those certain Designated Holdco Subsidiaries that are obligors with respect to any Designated Indebtedness.
"Stockholders' Equity" means, as at any date, the Borrower's stockholders' equity on such date, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP; provided that:
for purposes of calculating compliance with the financial covenants contained in Section 6.2.4, for all periods commencing after October 1, 2022, the amount of the 4.25%

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Convertible Debt and 2.875% Convertible Debt will be accounted for as equity and accordingly shall be added to Stockholders' Equity; provided that, for the Fiscal Quarter ended March 31, 2023, the amount of the 4.25% Convertible Debt shall be deemed to be $1,150,000,000 minus (i) the amount of the 4.25% Convertible Debt that the Borrower has elected to settle in cash (rather than equity) in accordance with Section 14.02 of the 4.25% Convertible Notes Indenture and (ii) the value of any new equity securities issued by the Borrower in replacement or settlement in equity securities of any 4.25% Convertible Debt; provided, further, that, on and after (x) the 4.25% Maturity Date, only the amount of 4.25% Convertible Debt actually converted into equity securities and (y) the 2.875% Maturity Date, only the amount of 2.875% Convertible Debt actually converted to equity securities, shall, in each case, be added to Stockholders' Equity; and
(a)    any non-cash charge to Stockholders' Equity resulting (directly or indirectly) from a change after the Effective Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders' Equity such that the amount of any reduction thereof resulting from such charge shall be added back to Stockholders' Equity;
(b)    (i) any non-cash write-off to Stockholders' Equity with respect to the Fiscal Year ended December 31, 2020 and (ii) any non-cash write-off to goodwill with respect to any Fiscal Year commencing after December 31, 2020, shall be disregarded in the computation of Stockholders' Equity such that the amount of any reduction thereof resulting from such write-offs shall be added back to Stockholders' Equity;
(c)    any non-cash write-off to Stockholders' Equity with respect to the Fiscal Year ended December 31, 2021 or December 31, 2022 (excluding any such write-offs to goodwill with respect to either such Fiscal Year) shall be disregarded in the computation of Stockholders' Equity such that the amount of any reduction thereof resulting from such write-off shall be added back to Stockholders' Equity; provided that the aggregate amount of such write-offs added back to Stockholders' Equity pursuant to this clause (c) shall not exceed the greater of (i) 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recently ended Fiscal Quarter and (ii) $3,000,000,000;
(d)    "net loss attributable to Royal Caribbean Cruises Ltd." (but excluding any net loss associated with an impairment or write-off added back pursuant to clause (b) or (c) above), determined in accordance with GAAP as shown in the Borrower's consolidated statement of comprehensive (loss) income, attributable to the Fiscal Years ended December 31, 2021 or December 31, 2022 (excluding, for the avoidance of doubt, any such amount attributable to goodwill or write-offs with respect the Fiscal Year ended December 31, 2020) shall be added back to Stockholders' Equity; provided that the aggregate amount added back to Stockholders' Equity pursuant to clause (c) above and this clause (d) shall not exceed $4,500,000,000; and
(e)    the impact on the computation of Stockholders' Equity of one-time expenses (including, without limitation, prepayment penalties) related to the refinancing of secured or guaranteed Indebtedness of the Borrower or its Subsidiaries in respect of any Fiscal Quarter commencing after March 31, 2020 shall be disregarded in the computation of Stockholders' Equity such that the amount of any reduction thereof resulting from such expenses shall be added back to Stockholders' Equity.

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For the avoidance of doubt, no item added back to Stockholders' Equity pursuant to clause (b), clause (c), clause (d) or clause (e) shall also be added back pursuant to any other such clause.
"Subordinated Guaranty" is defined in Section 6.2.11(c).
"Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.
"Successor Rate" has the meaning specified in Section 2.17(a).
"Taxes" is defined in Section 3.6.
"Term SOFR" means:
SECTION 1.1.1.    for any Interest Period with respect to a SOFR Advance, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the Term SOFR Adjustment for such Interest Period; and
SECTION 1.1.2.    for any interest calculation with respect to a Base Rate Advance on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than 0.00%, the Term SOFR shall be deemed 0.00% for purposes of this Agreement.
"Term SOFR Adjustment" means a percentage equal to 0.10% per annum for all Interest Periods.
"Term SOFR Screen Rate" means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent in its reasonable discretion from time to time).
"Type" means the distinction of an Advance as a SOFR Advance or a Base Rate Advance.
"United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

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"Unsecured Indenture" means that certain Indenture dated as of June 9, 2020 among the Borrower, RCI Holdings LLC, and The Bank of New York Mellon Trust Company, N.A., as trustee, as in effect on the First Waiver Extension Date.
"U.S. Government Securities Business Day" means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
"Vessel" means a passenger cruise vessel owned by the Borrower or one of its Subsidiaries.
"Waiver Effective Date" means May 7, 2020.
"Waiver Period" means the period commencing on the Waiver Effective Date and ending on the earlier of (i) September 30, 2022 and (ii) the Covenant Modification Date.
Section 1.2.    Use of Defined Terms; Other Definitional Provisions. (a) Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall, when capitalized, have such meanings when used in the Disclosure Schedule and in each Note, Notice of Borrowing, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.
(b)    Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Section 1.3.    Cross-References.  Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
Section 1.4.    Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 6.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with United States generally accepted accounting principles ("GAAP") consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies); provided that if the Borrower elects to apply or is required to apply International Financial Reporting Standards ("IFRS") accounting principles in lieu of GAAP, upon any such election and notice to the Administrative Agent, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided, further, that if, as a result of (i) any change in GAAP or IFRS or in the interpretation thereof or (ii) the application by the Borrower of IFRS in lieu of GAAP, in each case, after the date of the financial statements referred to in Section 5.6, there is a change in the manner of

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determining any of the items referred to herein that are to be determined by reference to GAAP, and the effect of such change would (in the reasonable opinion of the Borrower or the Administrative Agent) be such as to affect the basis or efficacy of the covenants contained in Section 6.2.4 in ascertaining the financial condition of the Borrower or the consolidated financial condition of the Borrower and its Subsidiaries and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate such change occurring after the date hereof in GAAP or the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then such item shall for the purposes of such Sections of this Agreement continue to be determined in accordance with GAAP relating thereto as GAAP were applied immediately prior to such change in GAAP or in the interpretation thereof until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP as in effect on December 31, 2018 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations for purposes of this Agreement regardless of any change in GAAP following December 31, 2018 that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as capitalized leases; provided that, for clarification purposes, operating leases recorded as liabilities on the balance sheet due to a change in accounting treatment, or otherwise, shall for all purposes not be treated as Indebtedness, Capital Lease Obligations or Capitalized Lease Liabilities.
ARTICLE II

COMMITMENTS, BORROWING PROCEDURES AND NOTES
Section 2.1.    The Advances.  Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower on the Effective Date, in an amount not to exceed such Lender's Commitment. The Borrowing to be made on the Effective Date shall be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Amounts borrowed hereunder and prepaid or repaid may not be reborrowed.
Section 2.2.    Making the Advances. (a) Each Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of SOFR Advances or (y) 11:00 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent by telecopier or other electronic transmission, which shall give to each Lender prompt notice (in the case of a proposed Borrowing consisting of Base Rate Advances, by 12:00 P.M. (New York City time)) thereof by telecopier or other electronic transmission.  Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed promptly in writing, telecopier or other electronic transmission in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of SOFR Advances, initial Interest Period for each such Advance.  Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of SOFR Advances and before 1:00 P.M. (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at the applicable

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Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing.  After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 4.2 the Administrative Agent will make such funds available to the Borrower at the account of the Borrower specified in the applicable Notice of Borrowing.
(b)    [Intentionally omitted].
(c)    Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select SOFR Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make SOFR Advances shall then be suspended pursuant to Section 2.8 or 3.1 and (ii) the SOFR Advances may not be outstanding as part of more than 15 separate Borrowings.
(d)    Each Notice of Borrowing shall be irrevocable and binding on the Borrower.  In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of SOFR Advances, the Borrower shall indemnify each Lender in accordance with Section 3.4.
(e)    Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.2, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Advances comprising such Borrowing and (ii) in the case of such Lender the Federal Funds Rate.  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.
(f)    The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
(g)    If any Lender shall default in its obligations under Section 2.1, the Agents shall, at the request of the Borrower, use reasonable efforts to find a bank or other financial institution acceptable to the Borrower and reasonably acceptable to the Administrative Agent to replace such Lender on terms acceptable to the Borrower and to have such bank or other financial institution replace such Lender.
(h)    Each Lender may, if it so elects, fulfill its obligation to make or continue Advances hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Advance; provided that such Advance shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Advance shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.

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(i)    Except as otherwise provided herein, a SOFR Advance may be continued or converted only on the last day of an Interest Period for such SOFR Advance. During the existence of a Default, (i) no Non-Extended Advances may be requested as, converted to or continued as SOFR Advances without the consent of the Required Lenders and (ii) no Extended Advances may be requested as, converted to or continued as SOFR Advances without the consent of the Required Extended Lenders.
(j)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for SOFR Advances upon determination of such interest rate.
(k)    After giving effect to all Borrowings, all conversions of Advances from one Type to the other, and all continuations of Advances as the same Type, there shall not be more than ten Interest Periods in effect with respect to the Advances.
(l)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Advances in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.
(m)    With respect to SOFR or Term SOFR, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders promptly and in any event not later than two Business Days after such amendment becomes effective.
Section 2.3.    [Intentionally omitted].
Section 2.4.    [Intentionally omitted].
Section 2.5.    [Intentionally omitted].
Section 2.6.    Repayment of Advances. The Borrower shall repay to the Administrative Agent for the account of each Lender on the applicable Maturity Date the aggregate principal amount of the Non-Extended Advances and Extended Advances, as applicable, made by such Lender and then outstanding.
Section 2.7.    Interest on Advances.  (a) Scheduled Interest.  The Borrower shall pay interest on the unpaid principal amount of each Advance made to it and owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
(i)    Base Rate Advances.  During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the result of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin for the applicable Base Rate Advances in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

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(ii)    SOFR Advances.  During such periods as such Advance is a SOFR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the result of (x) the SOFR for such Interest Period for such SOFR Advance plus (y) the Applicable Margin for the applicable SOFR Advances in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such SOFR Advance shall be Converted or paid in full.
(b)    Default Interest.  After the date any principal amount of any Advance is due and payable (whether on the applicable Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above as certified by the Administrative Agent to the Borrower (which certification shall be conclusive in the absence of manifest error).
Section 2.8.    Interest Rate Determination.  (a) The Administrative Agent shall furnish to the Borrower and to the Lenders each determination of SOFR.
(b)    If the Borrower shall fail to select the duration of any Interest Period for any SOFR Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances shall, on such last day, automatically be continued as an Advance with an Interest Period having a duration of one month.
Section 2.9.    Optional Conversion of Advances.  The Borrower may on any Business Day, upon notice given to the Administrative Agent in substantially the form of Exhibit C not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.8 and 3.1, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of SOFR Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such SOFR Advances, any Conversion of Base Rate Advances into SOFR Advances shall be in an amount not less than the minimum amount specified in Section 2.2(c) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.2(c).  Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into SOFR Advances, the duration of the initial Interest Period for each such Advance.  Each notice of Conversion shall be irrevocable and binding on the Borrower.
Section 2.10.    Prepayments of Advances.

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Section 2.10.1    Optional Prepayments of Advances.  The Borrower may, upon notice at least two Business Days prior to the date of such prepayment, in the case of SOFR Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or (except with respect to the prepayment of Advances contemplated by the 202~~1~~2 Extension Amendment ~~and in connection with any subsequent repayment of no more than 20% of the outstanding Advances held by a Lender converting its Non-Extended Advances into Extended Advances pursuant to Section 2.14 substantially concurrently with such conversion that occurs no later than one week after the Amendment Effective Date~~) ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment of SOFR Advances shall be in an aggregate principal amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and in the event of any such prepayment of a SOFR Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 3.4. Notwithstanding the foregoing, the Borrower shall not be permitted to prepay Non-Extended Advances pursuant to this Section 2.10 unless the Extended Advances have been (or are concurrently being) prepaid in full ~~(other than any repayment of no more than 20% of the outstanding Advances held by a Lender converting its Non-Extended Advances into Extended Advances pursuant to Section 2.14 substantially concurrently with such conversion that occurs no later than one week after the Amendment Effective Date).~~.
Section 2.10.2    Mandatory Prepayments of Extended Advances. Within 10 Business Days of any RCF Commitment Reduction, the Borrower shall make a prepayment in respect of the Extended Advances ratably in an amount equal to the applicable RCF Commitment Reduction Prepayment Amount, together with accrued interest to the date of such prepayment on the principal amount of Extended Advances so prepaid, and in the event of any such prepayment of a SOFR Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 3.4.
Section 2.11.    Payments and Computations.  (a)  The Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Administrative Agent at the applicable Administrative Agent's Account in same day funds.  The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 3.3, 3.4, 3.5, 3.6 or 3.7) to the applicable Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  Upon any Added Lender becoming a Lender hereunder as a result of an exercise of the Increase Option pursuant to Section 2.14, and upon the Administrative Agent's receipt of such Lender's Added Lender Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Option Date, the Administrative Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Added Lender. Upon its acceptance of a Lender Assignment Agreement and recording of the information contained therein in the Register pursuant to Section 11.11.3, from and after the effective date specified in such Lender Assignment Agreement, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment Agreement shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

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(b)    All computations of interest based on the Base Rate (including Base Rate determined by reference to the SOFR or the Federal Funds Rate) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the SOFR or the Federal Funds Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.  Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)    Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day; provided, however, that, if such extension would cause payment of interest on or principal of SOFR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and provided, further, that any such adjustment to the payment date shall in each case be made in the computation of payment of interest or fee, as the case may be.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due.
With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the "Rescindable Amount"): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~.~~; provided that this Section 2.11(d) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such payment not been made by the Administrative Agent.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (d) shall be conclusive, absent manifest error.
(e)    To the extent that the Administrative Agent receives funds for application to the amounts owing by the Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Administrative Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.11, the Administrative Agent, to the extent permitted by applicable law, shall be entitled to convert or exchange such funds into Dollars to the extent necessary to enable the Administrative Agent to distribute such funds in accordance with the terms of this Section 2.11; provided that the Borrower and each of the Lenders hereby agree that the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by the Borrower or such Lender as a result of any conversion or

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exchange of currencies affected pursuant to this Section 2.11(e) or as a result of the failure of the Administrative Agent to effect any such conversion or exchange; and provided further that the Borrower agrees, to the extent permitted by applicable law, to indemnify the Administrative Agent and each Lender, and hold the Administrative Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Administrative Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.11(e).
Section 2.12.    Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than (x) pursuant to Section 3.3, 3.4, 3.5, 3.6 or 3.7, (y) any payments made in accordance with the express terms of this Agreement at any time that a Defaulting Lender exists or in accordance with Section 2.10 and (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Commitments or Advances in accordance with Section 2.15, Section 11.11.1 or Section 11.11.2) in excess of its Ratable Share of payments on account of the relevant Advances obtained by all the applicable Lenders, such Lender shall forthwith purchase from the other applicable Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
Section 2.13.    Evidence of Debt.  (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances.  The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to such Lender in a principal amount up to the Commitment of such Lender.
(b)    The Register maintained by the Administrative Agent pursuant to Section 11.11.3 shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date, currency and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Lender Assignment Agreement delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.
(c)    Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to

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subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error.
Section 2.14.    Increase Option.  (a) The Borrower shall have the right up to six months prior to the latest Maturity Date, by notice to the Administrative Agent, to effectuate on one or more occasions, additional Extended Advances under this Agreement (such right to increase, the "Increase Option") by adding to this Agreement one or more commercial banks or financial institutions (who shall, upon completion of the requirements of this Section 2.14 constitute "Lenders" hereunder) (an "Added Lender"), or by allowing one or more Lenders in their sole discretion to make additional Advances hereunder or convert their respective Non-Extended Advances hereunder into Extended Advances (each an "Increasing Lender"); provided that (x) no additional Advance on any occasion shall be less than $10,000,000, (y) no additional Advances pursuant to this Section 2.14 shall result in aggregate Advances exceeding $1,350,000,000, and (z) no Lender shall be required to convert or make any additional Advances under this Section 2.14 without the consent of such Lender. The Borrower shall deliver to the Administrative Agent on or before the applicable Increase Option Date each of the following items with respect to each Added Lender and Increasing Lender:
(i)    a written notice of the Borrower's intention to increase the aggregate amount of Extended Advances pursuant to this Section 2.14, which shall specify each Added Lender and the amount of such Added Lender's Advance (if any), each Increasing Lender and the amount of the additional and converted Advances of such Increasing Lender (if any), and such other information as is reasonably requested by the Administrative Agent;
(i)    documents in the form of Exhibit E or Exhibit F, as applicable, executed and delivered by each Added Lender and each Increasing Lender, pursuant to which such Lender becomes a party hereto, converts an Advance or makes an additional Advance, as the case may be; and
(ii)    if requested by the applicable Lender, Notes or replacement Notes, as the case may be, executed and delivered by the Borrower.
Upon receipt of any notice referred to in clause (a)(i) above, the Administrative Agent shall promptly notify each Lender thereof.  Upon execution and delivery of such documents (the "Increase Option Date"), such new Lender shall constitute a "Lender" hereunder with an Advance as specified therein, or such Increasing Lender's Advance shall increase (or be converted) as specified therein, as the case may be.  Immediately upon the effectiveness of the addition of such Added Lender or the increase in (or conversion of) the Advance of such Increasing Lender under this Section 2.14, the respective Ratable Shares of the applicable Lenders shall be deemed modified as appropriate to correspond to such changed aggregate Advances.
The Borrower shall borrow up to the full amount of the additional Advances in accordance with Section 2.2 on the Increase Option Date.
Section 2.15.    Defaulting Lenders.
(a)    If the Borrower and the Administrative Agent agree in writing in their reasonable determination that a Defaulting Lender should no longer be deemed to be a Defaulting Lender,

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the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral or letters of credit), that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their Ratable Shares, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender's having been a Defaulting Lender.
(b)    Notwithstanding anything to the contrary contained in this Agreement, any payment of principal, interest or other amounts received by the Administrative Agent for the account of any Defaulting Lender under this Agreement (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default and no Prepayment Event shall have occurred and be continuing), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; fourth, so long as no Default and no Prepayment Event shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advance in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the applicable conditions set forth in Article IV were satisfied or waived, such payment shall be applied solely to pay the Advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender and provided further that any amounts held as cash collateral for funding obligations of a Defaulting Lender shall be returned to such Defaulting Lender upon the termination of this Agreement and the satisfaction of such Defaulting Lender's obligations hereunder.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.15 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
Section 2.16.    Inability to Determine Rates. If in connection with any request for a SOFR Advance or a conversion of Base Rate Advances to SOFR Advances or a continuation of any of such Advances, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 2.17, and the circumstances under clause (i) of Section 2.17(a) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining ~~Term~~ SOFR for any requested Interest Period with respect to a proposed Term SOFR Advance or in connection with an existing or proposed Base Rate Advance, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a

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proposed Advance does not adequately and fairly reflect the cost to such Lenders of funding such Advance, the Administrative Agent will promptly so notify the Borrower and each Lender.
    Thereafter, (x) the obligation of the Lenders to make or maintain SOFR Advances, or to convert Base Rate Advances to SOFR Advances, shall be suspended (to the extent of the affected SOFR Advances or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.16, until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.
    Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of SOFR Advances (to the extent of the affected SOFR Advances or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of, or conversion to, Base Rate Advances in the amount specified therein and (ii) any outstanding affected SOFR Advances shall be deemed to have been converted to Base Rate Advances immediately at the end of their respective applicable Interest Period.
Section 2.17.    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the "Scheduled Unavailability Date");
then, on a date and time determined by the Administrative Agent (any such date, the "Term SOFR Replacement Date"), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the Term SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent,

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in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the "Successor Rate").
If the Successor Rate is Daily Simple SOFR plus the Term SOFR Adjustment, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.17(a)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 2.17 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.00%, the Successor Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

For purposes of this Section 2.17, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Advances in Dollars shall be excluded from any determination of Required Lenders.
(b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

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ARTICLE III

CERTAIN SOFR AND OTHER PROVISIONS
Section 3.1.    SOFR Lending Unlawful.  If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund Advances whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue SOFR Advances or to convert Base Rate Advances to SOFR Advances shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Advances the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Advances of such Lender to Base Rate Advances (the interest rate on which Base Rate Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Advance to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Advance and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.5.
Section 3.2.    [Reserved].
Section 3.3.    Increased Costs, etc. If a change in any applicable treaty, law, regulation or regulatory requirement (including by introduction or adoption of any new treaty, law, regulation or regulatory requirement) or in the interpretation thereof or in its application to the Borrower, or if compliance by any Lender with any applicable direction, request, requirement or guideline (whether or not having the force of law, and for the avoidance of doubt, including any changes resulting from (i) requests, rules, guidelines or directives concerning capital adequacy or liquidity issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and in each case for both clauses (i) and (ii), regardless of the date enacted, adopted or issued) of any governmental or other authority including, without limitation, any agency of the United States or the United Kingdom, the European Union or similar monetary or multinational authority insofar as it may be changed or imposed after the date hereof, shall:
(a)    subject any Lender to any taxes, levies, duties, charges, fees, deductions or withholdings of any nature with respect to its commitment to lend and other commitments of such type or any part thereof imposed, levied, collected, withheld or assessed by any jurisdiction

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or any political subdivision or taxing authority thereof (other than taxation on overall net income and, to the extent such taxes are described in Section 3.6, withholding taxes); or
(b)    change the basis of taxation to any Lender (other than a change in taxation on the overall net income of such Lender) of payments of principal or interest or any other payment due or to become due pursuant to this Agreement; or
(c)    impose, modify or deem applicable any reserve, liquidity or capital adequacy requirements (other than the reserve costs described in Section 3.7) or other banking or monetary controls or requirements which affect the manner in which a Lender shall allocate its capital resources to its obligations hereunder or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender (provided that such Lender shall, unless prohibited by law, allocate its capital resources to its obligations hereunder in a manner which is consistent with its present treatment of the allocation of its capital resources); or
(d)    impose on any Lender any other condition affecting its commitment to lend hereunder, and the result of any of the foregoing is either (i) to increase the cost to such Lender of making Advances or maintaining its Commitment or any part thereof, (ii) to reduce the amount of any payment received by such Lender or its effective return hereunder or on its capital or (iii) to cause such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender, (A) the Lender concerned shall (through the Administrative Agent) notify the Borrower of the occurrence of such event and use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the effects of such law, regulation or regulatory requirement or any change therein or in the interpretation thereof and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender and (B) the Borrower shall forthwith upon demand pay to the Administrative Agent for the account of such Lender such amount as is necessary to compensate such Lender for such additional cost or such reduction and ancillary expenses, including taxes, incurred as a result of such adjustment.  Such notice shall (i) describe in reasonable detail the event leading to such additional cost, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such additional cost, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is the Lender's standard method of calculating such amount, (v) certify that such request is consistent with its treatment of other borrowers that are subject to similar provisions, and (vi) certify that, to the best of its knowledge, such change in circumstance is of general application to the commercial banking industry in such Lender's jurisdiction of organization or in the relevant jurisdiction in which such Lender does business.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such cost or reductions and of such Lender's intention to claim compensation therefor.

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Section 3.4.    Funding Losses.  In the event any Lender shall incur any loss or expense (other than loss of profits, business or anticipated savings) by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Advance as a SOFR Advance as a result of:
(a)    any conversion or repayment or prepayment of the principal amount of any SOFR Advances on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise; or
(b)    any SOFR Advances not being made in accordance with the Notice of Borrowing therefor due to the fault of the Borrower or as a result of any of the conditions precedent set forth in Article IV not being satisfied, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will reimburse such Lender for such loss or expense.  Such written notice shall include calculations in reasonable detail setting forth the loss or expense to such Lender.
Section 3.5.    Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law and for the avoidance of doubt, including any changes resulting from (i) requests, rules, guidelines or directives concerning capital adequacy or liquidity issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and in each case for both clauses (i) and (ii), regardless of the date enacted, adopted or issued) of any court, central bank, regulator or other governmental authority increases the amount of capital required to be maintained by any Lender or any Person controlling such Lender, and the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Advances made by such Lender is reduced to a level below that which such Lender or such controlling Person would have achieved but for the occurrence of any such change in circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return.  Any such notice shall (i) describe in reasonable detail the capital adequacy or liquidity requirements which have been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such lowered return, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender's standard method of calculating such amount, (v) certify that such request for such additional amounts is consistent with its treatment of other borrowers that are subject to similar provisions and (vi) certify that, to the best of its knowledge, such change in circumstances is of general application to the commercial banking industry in the jurisdictions in which such Lender does business.  In determining such amount, such Lender may use any method of averaging and attribution that it shall, subject to the foregoing sentence, deem applicable.  Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid such reduction in such rate of return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased

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costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender's intention to claim compensation therefor; provided further that, if the circumstance giving rise to such reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender's intention to claim compensation therefor.
Section 3.6.    Taxes.  All payments by the Borrower of principal of, and interest on, the Advances and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding, with respect to each Lender, taxes imposed on or measured by such Lender's net income or receipts and franchise taxes imposed in lieu of net income taxes or taxes on receipts, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof or any other jurisdiction unless such net income taxes are imposed solely as a result of the Borrower's activities in such other jurisdiction, and any taxes imposed under FATCA (such non-excluded items being called "Taxes").  In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:
(a)    pay directly to the relevant authority the full amount required to be so withheld or deducted;
(b)    promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and
(c)    pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.
Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had no such Taxes been asserted.
Any Lender claiming any additional amounts payable pursuant to this Section agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for

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any incremental withholding Taxes, interest or penalties that may become payable by any Lender as a result of any such failure (so long as such amount did not become payable as a result of the failure of such Lender to provide timely notice to the Borrower of the assertion of a liability related to the payment of Taxes).  For purposes of this Section 3.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.
If any Lender is entitled to any refund, credit, deduction or other reduction in tax by reason of any payment made by the Borrower in respect of any tax under this Section 3.6 or by reason of any payment made by the Borrower pursuant to Section 3.3, such Lender shall use reasonable efforts to obtain such refund, credit, deduction or other reduction and, promptly after receipt thereof, will pay to the Borrower such amount (plus any interest received by such Lender in connection with such refund, credit, deduction or reduction) as is equal to the net after-tax value to such Lender of such part of such refund, credit, deduction or reduction as such Lender reasonably determines is allocable to such tax or such payment (less out-of-pocket expenses incurred by such Lender), provided that no Lender shall be obligated to disclose to the Borrower any information regarding its tax affairs or tax computations.
Each Lender (and each Participant) agrees with the Borrower and the Administrative Agent that it will (i) in the case of a Lender or a Participant that is organized under the laws of a jurisdiction other than the United States (a) provide to the Administrative Agent and the Borrower an appropriately executed copy of Internal Revenue Service Form W-8ECI certifying that any payments made to or for the benefit of such Lender or such Participant are effectively connected with a trade or business in the United States (or, alternatively, an Internal Revenue Service Form W-8BEN or W-8BEN-E claiming the benefits of a tax treaty, but only if the applicable treaty described in such form provides for a complete exemption from U.S. federal income tax withholding), or any successor form, on or prior to the date hereof (or, in the case of any assignee as provided for in Section 11.11.1 or Participant, on or prior to the date of the relevant assignment or participation) in each case attached to an Internal Revenue Service Form W-8IMY, if appropriate, (b) notify the Administrative Agent and the Borrower if the certifications made on any form provided pursuant to this paragraph are no longer accurate and true in all material respects and (c) provide such other tax forms or other documents as shall be prescribed by applicable law, if any, or as otherwise reasonably requested, to demonstrate, to the extent applicable, that payments to such Lender (or Participant) hereunder are exempt from withholding under FATCA, and (ii) in all cases, provide such forms, certificates or other documents or information, as and when reasonably requested by the Borrower, necessary to claim any applicable exemption from, or reduction of, Taxes or any payments made to or for benefit of such Lender or such Participant, provided that the Lender or Participant is legally able to deliver such forms, certificates or other documents.  For any period with respect to which a Lender (or Participant) has failed to provide the Borrower with the foregoing forms (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided (which, in the case of an assignee as provided for in Section 11.11.1, would be the date on which the original assignor was required to provide such form) or if such form otherwise is not required hereunder) such Lender (or Participant) shall not be entitled to the benefits of this Section 3.6 with respect to Taxes imposed by reason of such failure.
Section 3.7.    Reserve Costs.  Without in any way limiting the Borrower's obligations under Section 3.3, the Borrower shall pay to each Lender on the last day of each Interest Period of each SOFR Advance, so long as the relevant Applicable Lending Office of such Lender is required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the F.R.S. Board, upon notice from such Lender, an additional amount equal to the product of the following for each SOFR Advance for each day during such Interest Period:

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(i)    the principal amount of such SOFR Advance outstanding on such day; and
(ii)    the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such SOFR Advance for such Interest Period as provided in this Agreement (less the Applicable Margin applicable to the relevant SOFR Advances) and the denominator of which is one minus any increase after the Effective Date in the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender minus (y) such numerator; and
(iii)    1/360.
Such notice shall (i) describe in reasonable detail the reserve requirement that has been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the applicable reserve percentage, (iii) certify that such request is consistent with such Lender's treatment of other borrowers that are subject to similar provisions and (iv) certify that, to the best of its knowledge, such requirements are of general application in the commercial banking industry in the United States.
Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to avoid the requirement of maintaining such reserves (including by designating a different Applicable Lending Office) if such efforts would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
Section 3.8.    Replacement Lenders, etc. If the Borrower shall be required to make any payment to any Lender pursuant to Section 3.3, 3.4, 3.5, 3.6 or 3.7, the Borrower shall be entitled at any time (so long as no Default and no Prepayment Event shall have occurred and be continuing) within 180 days after receipt of notice from such Lender of such required payment to (a) terminate such Lender's Commitment (whereupon the Ratable Shares of each other Lender shall automatically be adjusted to an amount equal to each such Lender's ratable share of the remaining Commitments), and such Lender's right to receive any facility fee accruing after such termination, (b) prepay the affected portion of such Lender's Advances in full, together with accrued interest thereon through the date of such prepayment (provided that the Borrower shall not prepay any such Lender pursuant to this clause (b) without replacing such Lender pursuant to the following clause (c) until a 30-day period shall have elapsed during which the Borrower and the Agents shall have attempted in good faith to replace such Lender), and/or (c) replace such Lender with another financial institution reasonably acceptable to the Administrative Agent, provided that (i) each such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement and (ii) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section unless and until such Lender shall have received one or more payments from either the Borrower or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement.  Each Lender represents and warrants to the Borrower that, as of the date of this Agreement (or, with respect to any Lender not a party hereto on the date hereof, on the date that such Lender becomes a party hereto), there is no existing treaty, law, regulation, regulatory requirement, interpretation, directive, guideline, decision or request pursuant to which such Lender would be entitled to request any payments under any of Sections 3.3, 3.4, 3.5, 3.6 and 3.7 to or for account of such Lender.

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Section 3.9.    Setoff.  Upon the occurrence and during continuance of an Event of Default or Prepayment Event, each Lender shall have, to the extent permitted by applicable law, the right to appropriate and apply to the payment of the Obligations then due and owing to it any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided that any such appropriation and application shall be subject to the provisions of Section 2.12; provided, further, that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15(b) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.
Section 3.10.    Use of Proceeds.  The Borrower shall apply the proceeds of each Borrowing in accordance with the third recital; without limiting the foregoing, no proceeds of any Advance will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.
ARTICLE IV

CONDITIONS TO BORROWING
Section 4.1.    Effectiveness.  The obligations of the Lenders to fund any Borrowing shall be subject to the satisfaction or waiver of the conditions precedent set forth in this Section 4.1.
(a)    Resolutions, etc.  The Administrative Agent shall have received from the Borrower:
(i)    a certificate, dated the Effective Date, of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document and as to the truth and completeness of the attached:
(x)    resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document, and
(y)    organic Documents of the Borrower,
and upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate; and
(ii)    a certificate of good standing issued by the relevant Liberian authorities in respect of the Borrower.

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(b)    Delivery of Notes.  The Administrative Agent shall have received, for the account of the respective Lenders, the Notes requested by Lenders pursuant to Section 2.13 at least five Business Days prior to the Effective Date, duly executed and delivered by the Borrower.
(c)    Opinions of Counsel.  The Administrative Agent shall have received opinions, dated the Effective Date and addressed to the Agents and each Lender, from:
(i)    Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower, as to New York law, in a form reasonably satisfactory to the Administrative Agent; and
(ii)    Watson Farley & Williams LLP, counsel to the Borrower, as to Liberian Law, in a form reasonably satisfactory to the Administrative Agent.
(d)    Closing Fees, Expenses, etc.  The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees that the Borrower shall have agreed in writing to pay to the Administrative Agent (whether for its own account or for account of any of the Lenders) and all invoiced expenses of the Administrative Agent (including the agreed fees and expenses of counsel to the Administrative Agent) on or prior to the Effective Date.
(e)    Know your Customer.  Each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the Patriot Act to the extent reasonably requested by such Lender at least five Business Days prior to the Effective Date.
(f)    Beneficial Ownership Certifications.  At least five (5) days prior to the Effective Date, if the Borrower qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, it shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to the Borrower.
Section 4.2.    All Borrowings.  The obligation of each Lender to fund any Advance on the occasion of any Borrowing (including the initial Borrowing on the Effective Date) shall be subject to the satisfaction or waiver of each of the conditions precedent set forth in this Section 4.2.
(a)    Compliance with Warranties, No Default, etc.  Both before and after giving effect to any Borrowing the following statements shall be true and correct:
(i)    the representations and warranties set forth in Article V (excluding, however, those contained in the last sentence of Section 5.6 and in Sections 5.8, 5.9(b), 5.10 and 5.12) shall be true and correct in all material respects except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, with the same effect as if then made; and
(ii)    no Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event shall have then occurred and be continuing.
(b)    Request.  The Administrative Agent shall have received a Notice of Borrowing.  Each of the delivery of a Notice of Borrowing, and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that

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on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 4.2(a) are true and correct.
Section 4.3.    Determinations Under Section 4.1.  For purposes of determining compliance with the conditions specified in Section 4.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto.  The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
To induce the Lenders and the Administrative Agent to enter into this Agreement, to make Advances hereunder, the Borrower represents and warrants to the Administrative Agent and each Lender as set forth in this Article V as of the Effective Date and, except with respect to the representations and warranties in Sections 5.6 (with respect to the final sentence only), 5.8, 5.9(b), 5.10 and 5.12, as of the date of each Borrowing.
Section 5.1.    Organization, etc. The Borrower and each of the Principal Subsidiaries is a corporation validly organized and existing and in good standing under the laws of its jurisdiction of incorporation; the Borrower is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and the Borrower has full power and authority, has taken all corporate action and holds all governmental and creditors' licenses, permits, consents and other approvals necessary to enter into each Loan Document and to perform the Obligations.
Section 5.2.    Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not:
(a)    contravene the Borrower's Organic Documents;
(b)    contravene any law or governmental regulation of any Applicable Jurisdiction except as would not reasonably be expected to result in a Material Adverse Effect;
(c)    contravene any court decree or order binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect;
(d)    contravene any contractual restriction binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect; or
(e)    result in, or require the creation or imposition of, any Lien on any of the Borrower's properties except as would not reasonably be expected to result in a Material Adverse Effect.

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Section 5.3.    Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document (except for authorizations or approvals not required to be obtained on or prior to the Effective Date that have been obtained or actions not required to be taken on or prior to the Effective Date that have been taken).  Each of the Borrower and each Principal Subsidiary holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the Effective Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.
Section 5.4.    Compliance with Environmental Laws.  The Borrower and each Principal Subsidiary is in compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.
Section 5.5.    Validity, etc. This Agreement constitutes, and the Notes will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.
Section 5.6.    Financial Information.  The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 202~~0~~1, and the related consolidated statements of operations and cash flows of the Borrower and its Subsidiaries, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP, and present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at December 31, 202~~0~~1 and the results of their operations for the Fiscal Year then ended.  Since December 31, 202~~0~~1 there has been no material adverse change in the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole.
Section 5.7.    No Default, Event of Default or Prepayment Event.  No Default, Event of Default or Prepayment Event has occurred and is continuing.
Section 5.8.    Litigation.  There is no action, suit, litigation, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower or any Principal Subsidiary, that (i) except as set forth in filings made by the Borrower with the Securities and Exchange Commission, in the Borrower's reasonable opinion might reasonably be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries (taken as a whole) (collectively, "Material Litigation") or (ii) purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby.
Section 5.9.    Vessels.  Each Vessel is
(a)    legally and beneficially owned by the Borrower or a Principal Subsidiary,
(b)    registered in the name of the Borrower or such Principal Subsidiary under the flag identified in Item 5.9(b) of the Disclosure Schedule,
(c)    free of all recorded Liens, other than Liens permitted by Section 6.2.3, and
(d)    insured against loss or damage in compliance with Section 6.1.5.

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Section 5.10.    Subsidiaries.  The Borrower has no Existing Principal Subsidiaries on the Effective Date, except those Existing Principal Subsidiaries which are identified in Item 5.10 of the Disclosure Schedule.  All Existing Principal Subsidiaries are direct or indirect wholly-owned Subsidiaries of the Borrower, except to the extent any such Existing Principal Subsidiary or an interest therein has been sold in accordance with clause (b) of Section 6.2.7 or such Existing Principal Subsidiary no longer owns a Vessel.
Section 5.11.    Obligations rank pari passu.  The Obligations rank at least pari passu in right of payment and in all other respects with all other unsecured unsubordinated Indebtedness of the Borrower other than Indebtedness preferred as a matter of law.
Section 5.12.    No Filing, etc. Required.  No filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of any Applicable Jurisdiction to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or the other Loan Documents (except for filings, recordings, registrations or payments not required to be made on or prior to the Effective Date that have been made).
Section 5.13.    No Immunity.  The Borrower is subject to civil and commercial law with respect to the Obligations.  Neither the Borrower nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the Obligations (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).
Section 5.14.    Pension Plans.  To the extent that, at any time after the Effective Date, there are any Pension Plans, no Pension Plan shall have been terminated, and no contribution failure will have occurred with respect to any Pension Plan, in each case which could (a) give rise to a Lien under section 302(f) of ERISA and (b) result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty which, in either case, would have a Material Adverse Effect.
Section 5.15.    Investment Company Act.  The Borrower is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
Section 5.16.    Regulation U.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advances will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U.  Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.
Section 5.17.    Accuracy of Information.  The financial and other information (other than financial projections or other forward looking information) furnished to the Administrative Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with the negotiation of this Agreement is, when taken as a whole, to the best knowledge and belief of the Borrower, true and correct and contains no misstatement of a fact of a material nature.  All financial projections, if any, that have been furnished to the Administrative Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with this Agreement have been or will be prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made (it being understood that such projections are subject to

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significant uncertainties and contingencies, many of which are beyond the Borrower's control, and that no assurance can be given that the projections will be realized).  All financial and other information furnished to the Administrative Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller after the date of this Agreement shall have been prepared by the Borrower in good faith. As of the Effective Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification of the Borrower (to the extent required to be delivered hereunder) is true and correct in all respects.
Section 5.18.    Compliance with Laws.  The Borrower is in compliance with all applicable laws, rules, regulations and orders, except to the extent that the failure to so comply does not and could not reasonably be expected to have a Material Adverse Effect, and the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.  The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person.  None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
Section 5.19.    ERISA.  As of the date hereof, the Borrower is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold "plan assets" of any such plans or accounts for purposes of ERISA or the Code; or (4) a "governmental plan" within the meaning of ERISA.
Section 5.20.    EEA Financial Institution.  The Borrower is not an EEA Financial Institution.
ARTICLE VI

COVENANTS
Section 6.1.    Affirmative Covenants.  The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations (other than the contingent amounts for which no claim or demand has been made) have been paid in full, the Borrower will perform the obligations set forth in this Section 6.1.
Section 6.1.1    Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Administrative Agent (with sufficient copies for distribution to each Lender) the following financial statements, reports, notices and information:
(a)    as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower's report on Form 10-Q (or any successor form) as filed by the Borrower with the Securities and Exchange Commission for such Fiscal Quarter, containing unaudited consolidated financial statements of the Borrower for such Fiscal Quarter (including a balance sheet and profit and loss statement) prepared in accordance with GAAP, subject to normal year-end audit adjustments;

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(b)    as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower's annual report on Form 10-K (or any successor form) as filed by the Borrower with the Securities and Exchange Commission for such Fiscal Year, containing audited consolidated financial statements of the Borrower for such Fiscal Year prepared in accordance with GAAP (including a balance sheet and profit and loss statement) and audited by PricewaterhouseCoopers LLP or another firm of independent public accountants of similar standing;
(c)    together with each of the statements delivered pursuant to the foregoing clause (a) or (b), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing, as of the last day of the relevant Fiscal Quarter or Fiscal Year compliance with the covenants set forth in Section 6.2.4 (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent); it being understood and agreed, for the avoidance of doubt, that no such certificate shall be required to be delivered with respect to any Fiscal Quarter or Fiscal Year ending during the Waiver Period;
(d)    as soon as possible after the occurrence of a Default or Prepayment Event, a statement of the chief financial officer of the Borrower setting forth details of such Default or Prepayment Event (as the case may be) and the action which the Borrower has taken and proposes to take with respect thereto;
(e)    as soon as the Borrower becomes aware thereof, notice of any Material Litigation except to the extent that such Material Litigation is disclosed by the Borrower in filings with the SEC;
(f)    promptly after the sending or filing thereof, copies of all reports which the Borrower sends to all holders of each security issued by the Borrower, and all registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;
(g)    such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request;
(h)    within five Business Days after the end of each month ending (x) during the Waiver Period, a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing, as of the last day of the immediately preceding month, compliance with the covenant set forth in Section 6.2.9; provided that, if the Borrower is not in compliance with the covenant set forth in Section 6.2.9 as of the last day of such month, the Borrower shall show compliance with such covenant as of the date such certificate is delivered and (y) after the end of the Waiver Period and on or prior to December 31, 2023, a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries as determined in accordance with GAAP as of the last day of such month;
(i)    within ten Business Days after the end of each month during the period commencing on the Waiver Effective Date and ending with delivery of information for the month ending on September 30, 2023, a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing (x) a breakdown of customer deposits between valid cruises, cancelled cruises and future cruise certificates and (y) a

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reconciliation of the Borrower's consolidated customer deposit balance, in substantially the form attached hereto as Exhibit I; ~~and~~
(j)    within fifteen Business Days after the end of each Fiscal Quarter during the period commencing on the Waiver Effective Date and ending with delivery of information for the Fiscal Quarter ending on September 30, 2023, updated liquidity projections, in substantially the form attached hereto as Exhibit J, covering the next twelve month period; and
(11)    promptly following the occurrence of a Revolver Pricing Event, the Borrower shall notify the Administrative Agent in writing of such Revolver Pricing Event.
provided that information required to be furnished to the Administrative Agent under subsections (a) through (f) of this Section 6.1.1 shall be deemed furnished to the Administrative Agent when available free of charge on the Borrower's website at http://www.rclinvestor.com or the website of the U.S. Securities and Exchange Commission at http://www.sec.gov; provided, however, that the Borrower shall as soon as reasonably practicable notify the Administrative Agent when such information required to be furnished to the Administrative Agent under subsections (c) and (d) of this Section 6.1.1 is made available free of charge on one of the websites listed in the preceding proviso.
Section 6.1.2    Approvals and Other Consents. The Borrower will obtain (or cause to be obtained) all such governmental licenses, authorizations, consents, permits and approvals as may be required for (a) the Borrower to perform its obligations under this Agreement and the other Loan Documents and (b) except to the extent that failure to obtain (or cause to be obtained) such governmental licenses, authorizations, consents, permits and approvals would not be expected to have a Material Adverse Effect, the operation of each Vessel in compliance with all applicable laws.
Section 6.1.3    Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except (other than as described in clause (a) below) to the extent that the failure to so comply would not have a Material Adverse Effect, which compliance shall in any case include (but not be limited to):
(a)    in the case of each of the Borrower and the Principal Subsidiaries, the maintenance and preservation of its corporate existence (subject to the provisions of Section 6.2.6);
(a)    in the case of the Borrower, maintenance of its qualification as a foreign corporation in the State of Florida;
(b)    the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings;
(c)    compliance with all applicable Environmental Laws;
(d)    compliance with all anti-money laundering and anti-corrupt practices laws and regulations applicable to the Borrower, including by not making or causing to be made any offer, gift or payment, consideration or benefit of any kind to anyone, either directly or indirectly, as an inducement or reward for the performance of any of the transactions contemplated by this agreement to the extent the same would be in contravention of such applicable laws; and

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(e)    maintenance in effect of policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.
Section 6.1.4    [Intentionally omitted]
Section 6.1.5    Insurance. The Borrower will, or will cause one or more of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to all of the material properties and operations of the Borrower and each Principal Subsidiary against such casualties, third-party liabilities and contingencies and in such amounts as is customary for other businesses of similar size in the passenger cruise line industry (provided that in no event will the Borrower or any Subsidiary be required to obtain any business interruption, loss of hire or delay in delivery insurance) and will, upon request of the Administrative Agent, furnish to the Administrative Agent (with sufficient copies for distribution to each Lender) at reasonable intervals a certificate of a senior officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and the Subsidiaries and certifying as to compliance with this Section.
Section 6.1.6    Books and Records. The Borrower will, and will cause each of its Principal Subsidiaries to, keep books and records that accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals and upon reasonable prior notice, to visit each of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records.
Section 6.2.    Negative Covenants. The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations (other than the contingent amounts for which no claim or demand has been made) have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 6.2.
Section 6.2.1    Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any principal business activity other than those engaged in by the Borrower and its Subsidiaries on the date hereof and other business activities reasonably related, ancillary or complimentary thereto or that are reasonable extensions thereof.
Section 6.2.2    Indebtedness. The Borrower will not permit any of the Existing Principal Subsidiaries to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:
(a)    Indebtedness secured by Liens of the type described in Section 6.2.3;
(b)    Indebtedness owing to the Borrower or a direct or indirect Subsidiary of the Borrower;
(c)    Indebtedness incurred to finance, refinance or refund the cost (including the cost of construction) of assets acquired after the Effective Date;
(d)    Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted to be secured under Section 6.2.3(b), at any one time outstanding not exceeding (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) 10.0% of the total assets

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of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter; and
(e)    Indebtedness of Silversea Cruise Holding Ltd. and its subsidiaries ("Silversea") outstanding on the Effective Date and identified in Item 6.2.2 of the Disclosure Schedule.
Section 6.2.3    Liens. . The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:
(a)    Liens on assets (including, without limitation, shares of capital stock of corporations and assets owned by any corporation that becomes a Subsidiary of the Borrower after the Effective Date) acquired after the Effective Date (whether by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries (other than (x) an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, after three months after the acquisition of a Vessel, owns a Vessel free of any mortgage Lien), which Liens were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such assets, so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each such Lien is created within three months after the acquisition of the relevant assets;
(b)    in addition to other Liens permitted under this Section 6.2.3, Liens securing Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted under Section 6.2.2(d), at any one time outstanding not exceeding (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such indebtedness, as applicable) 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter; provided that Liens securing any Permitted Secured Facility that are incurred pursuant to this clause (b) shall only extend to Permitted Secured Facility Collateral prior to the occurrence of a Priority Release Event;
(c)    Liens on assets acquired after the Effective Date by the Borrower or any of its Subsidiaries (other than by (x) any Subsidiary that is an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, owns a Vessel free of any mortgage Lien) so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each of such Liens existed on such assets before the time of its acquisition and was not created by the Borrower or any of its Subsidiaries in anticipation thereof;
(d)    Liens on any asset of any corporation that becomes a Subsidiary of the Borrower (other than a corporation that also becomes a Subsidiary of an Existing Principal Subsidiary) on or after the Effective Date so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof;
(e)    Liens securing Government-related Obligations;
(f)    Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;

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(g)    Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue by more than 60 days or being diligently contested in good faith by appropriate proceedings;
(h)    Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits;
(i)    Liens for current crew's wages and salvage;
(j)    Liens arising by operation of law as the result of the furnishing of necessaries for any Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings;
(k)    Liens on Vessels that:
(i)    secure obligations covered (or reasonably expected to be covered) by insurance;
(ii)    were incurred in the course of or incidental to trading such Vessel in connection with repairs or other work to such Vessel; or
(iii)    were incurred in connection with work to such Vessel that is required to be performed pursuant to applicable law, rule, regulation or order;
provided that, in each case described in this clause (k), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings;
(l)    normal and customary rights of setoff upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers' liens, rights of setoff or similar rights in favor of banks or other depository institutions;
(m)    Liens in respect of rights of setoff, recoupment and holdback in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business;
(n)    Liens on cash collateral required to be provided by the Borrower pursuant to the Borrower's existing credit facilities as in effect on the date hereof;
(o)    Liens on cash, cash equivalents or marketable securities of the Borrower or any Subsidiary securing obligations under Hedging Instruments not incurred for speculative purposes;
(p)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;
(q)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

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(r)    licenses, sublicenses, leases, or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries; and
(s)    Liens on any property of Silversea in existence as of the Effective Date and identified in Item 6.2.3 of the Disclosure Schedule.
Section 6.2.4    Financial Condition.  The Borrower will not permit:
(a)    Net Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than the applicable level set forth below opposite such Fiscal Quarter under the heading "Net Debt to Capitalization Ratio":

Fiscal Quarter Ending	Net Debt to Capitalization Ratio
September 30, 2022	0.775 to 1
December 31, 2022	0.750 to 1
March 31, 2023	0.750 to 1
June 30, 2023	0.750 to 1
September 30, 2023	0.750 to 1
December 31, 2023	0.750 to 1
March 31, 2024	0.725 to 1
June 30, 2024	0.700 to 1
September 30, 2024	0.675 to 1
December 31, 2024	0.650 to 1
March 31, 2025 and thereafter	0.625 to 1

(b)    Fixed Charge Coverage Ratio to be less than 1.25 to 1 as at the last day of any Fiscal Quarter.
Notwithstanding anything to the contrary in this Agreement, the Borrower shall not be required to comply with the requirements of this Section 6.2.4 during the Waiver Period.
Section 6.2.5    [Intentionally omitted].
Section 6.2.6    Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation except:

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(a)    any such Subsidiary may (i) liquidate or dissolve voluntarily, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary or (ii) merge with and into another Person in connection with a sale or other disposition permitted by Section 6.2.7; and
(b)    so long as no Event of Default or Prepayment Event has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may merge into any other Person, or any other Person may merge into the Borrower or any such Subsidiary, or the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets of any Person, in each case so long as:
(i)    after giving effect thereto, the Stockholders' Equity of the Borrower and its Subsidiaries is at least equal to 90% of such Stockholders' Equity immediately prior thereto; and
(ii)    in the case of a merger involving the Borrower where the Borrower is not the surviving corporation:
1.    the surviving corporation shall have assumed in a writing, delivered to the Administrative Agent, all of the Borrower's obligations hereunder and under the other Loan Documents;
2.    the surviving corporation shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations; and
3.    as soon as practicable after receiving notice from the Borrower of such merger, and in any event no later than five Business Days after the delivery of such notice, for a surviving corporation that is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof or Liberia, any Lender that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such surviving corporation, either directly or through an Affiliate of such Lender (a "Protesting Lender") shall so notify the Borrower and the Administrative Agent in writing.  With respect to each Protesting Lender, the Borrower shall, effective on or before the date that such surviving corporation shall have the right to borrow hereunder, notify the Administrative Agent and such Protesting Lender shall have received one or more payments from either the Borrower or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Protesting Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Protesting Lender under this Agreement.
Section 6.2.7    Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or substantially all of the assets of (a) the Borrower or (b) the Subsidiaries of the Borrower, taken as a whole, except for sales of assets between or among the Borrower and Subsidiaries of the Borrower.

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Section 6.2.8    Use of Proceeds. The Borrower will not request any Borrowing, and the Borrower and its Subsidiaries shall not use the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, ~~in violation of~~unless permitted under all applicable Sanctions ~~applicable to any party hereto~~.
Section 6.2.9    Minimum Liquidity. The Borrower will not allow the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries as determined in accordance with GAAP to be less than ~~the Adjustable Amount as of (i) the last day of any calendar month during the Waiver Period (other than the Covenant Modification Date), or (ii) if the Borrower is not in compliance with the requirements of this Section 6.2.9~~$350,000,000 as of the last day of any calendar month ~~during the Waiver Period (other than the Covenant Modification Date), the date the certificate required by Section 6.1.1(h) with respect to such month is delivered to the Administrative Agent (it being understood that the Borrower shall not be required to comply with this Section 6.2.9 at any time on or after the Covenant Modification Date).~~.
Section 6.2.10    Additional Undertakings
(a)    The Borrower will not enter into any transaction that would result in the Borrower making any cash payment during the period commencing on the Waiver Effective Date and ending on September 30, 2022 in connection with (i) the repurchase, retirement or other acquisition or retirement for value by the Borrower of its capital stock or (ii) the making of any distribution or dividend to any holder of its capital stock; provided that this Section 6.2.10 shall not limit the Borrower's ability to make any Permitted Restricted Payment.
(b)    The Borrower will not enter into any transaction that would result in the Borrower or any of its Subsidiaries not being able to grant the guarantees required pursuant to Section 6.2.11(b) or 6.2.11(c) hereof.
(c)    The Borrower will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, make any Restricted Investment (as defined in the Secured Indenture or the Unsecured Indenture) during the period commencing on the Waiver Effective Date and ending on September 30, 2022 that is not permitted by the Secured Indenture and the Unsecured Indenture (assuming the Secured Indenture and the Unsecured Indenture are in effect at the time of the making of such Restricted Investment, regardless of whether such indentures are actually in effect or have been amended after the First Waiver Extension Date); provided, however, that, subject to the terms of this Agreement, the Borrower or any Subsidiary may make any Investment (as defined in the Secured Indenture or the Unsecured Indenture) pursuant to clause (a) or clause (c) of the definition of "Permitted Investments" (as set forth in the Secured Indenture or the Unsecured Indenture) without giving effect to any proviso contained therein.
(d)    If at any time during the period commencing on the First Waiver Extension Date and ending on September 30, 2022 the Borrower or any of its Subsidiaries has Available Proceeds, then the Borrower shall, within fifteen Business Days of the date upon which such Available Proceeds are determined, apply 50% of such Available Proceeds to repay all or any portion of the Advances or any other Indebtedness that is pari passu in right of payment to the Obligations, in each case, subject to the terms of the documentation governing such Indebtedness; provided that any repayment of Indebtedness under any revolving credit agreement

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pursuant to this clause (d) shall be accompanied by a corresponding permanent reduction in the related revolving credit commitments.
Section 6.2.11    Designated Indebtedness.
(a)    The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Designated Indebtedness in an aggregate principal amount in excess of (x) $1,700,000,000 less (y) the aggregate principal amount of Designated Indebtedness repaid or prepaid in accordance with Section 6.2.11(e)(ii), at any time outstanding; provided that this clause (a) shall no longer apply if a Designated Release Event has occurred.
(b)    It is hereby acknowledged that each Priority Holdco Subsidiary as of the Second Extension Amendment Effective Date has delivered to the Administrative Agent a guaranty in favor of the Administrative Agent for the benefit of the Lenders (the "First Priority Guaranty"); it being understood and agreed that the First Priority Guaranty shall automatically terminate upon the occurrence of a Priority Release Event.
(c)    It is hereby acknowledged that each Specified Designated Holdco Subsidiary as of the Second Extension Amendment Effective Date has delivered to the Administrative Agent a subordinated guaranty in favor of the Administrative Agent for the benefit of the Lenders (the "Subordinated Guaranty"), and the Administrative Agent contemporaneously entered into a subordination agreement pursuant to which the obligations of the Specified Designated Holdco Subsidiaries under the Subordinated Guaranty were fully subordinated in right of payment to the obligations of the Specified Designated Holdco Subsidiaries under such Designated Indebtedness or any guaranties related thereto (and, for the avoidance of doubt, the Administrative Agent shall promptly enter into substantially similar subordination agreements in respect of any other Designated Indebtedness permitted under this Agreement upon the Borrower's reasonable request); it being understood and agreed that the Subordinated Guaranty shall automatically terminate upon the occurrence of a Designated Release Event.
(d)    Until a Priority Release Event has occurred, the Borrower will not:
(i)    permit any Priority Holdco Subsidiary, or any Subsidiary thereof, to incur, grant or suffer to exist any Indebtedness, including any guaranty obligation, other than any guaranty in favor of one or more of the Beneficiary Parties and the Other Beneficiary Parties in form and substance substantially similar to the First Priority Guaranty; provided that each such Other Beneficiary Party shall have entered into a subordination agreement pursuant to which the obligations of such Priority Holdco Subsidiary under such guaranty will be fully subordinated in right of payment to the obligations of such Priority Holdco Subsidiary under any guaranty given in favor of the Administrative Agent for the benefit of the Lenders pursuant to this Agreement, which subordination agreement will be in form and substance reasonably satisfactory to the Administrative Agent and such Other Beneficiary Party (and, for the avoidance of doubt, the Administrative Agent shall execute such subordination agreements upon the Borrower's reasonable request);
(ii)    permit, or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien securing Indebtedness on any Priority Assets; or
(iii)    permit any Subsidiary to sell, transfer, license, lease, dispose, distribute or otherwise transfer any Priority Assets or any equity interests in a Subsidiary that owns, directly or indirectly, any Priority Assets, other than (a) to any other entity that is (or will

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become) a Priority Holdco Subsidiary or (b) any Priority Assets or equity interests in a Subsidiary that owns, directly or indirectly, any Priority Assets with a fair market value of less than, in the aggregate, the sum of (x) $250,000,000 plus (y) the fair market value of any asset (other than (1) current assets, intercompany debt or equity instruments and (2) Priority Assets or other assets owned by another Priority Holdco Subsidiary immediately prior to acquisition) acquired by any Priority Holdco Subsidiary after the Waiver Effective Date; provided that, in the case of this clause (b), such Subsidiary shall receive fair market value and at least 75% cash consideration in connection with such sale, transfer, license, lease, disposition, distribution or other transfer.
(e)    Until a Designated Release Event has occurred, the Borrower will not:
(i)    permit any Designated Holdco Subsidiary, or any Subsidiary thereof, to incur, grant or suffer to exist any Indebtedness, including any guaranty obligation, other than (a) any Designated Indebtedness or (b) any subordinated guaranty in favor of one or more of the Beneficiary Parties and the Other Beneficiary Parties in form and substance substantially similar to the Subordinated Guaranty; provided that each such Other Beneficiary Party shall have entered into a subordination agreement pursuant to which the obligations of such Designated Holdco Subsidiary under such subordinated guaranty will be fully subordinated in right of payment to the obligations of such Designated Holdco Subsidiary under any guaranty given in favor of the Administrative Agent for the benefit of the Lenders pursuant to this Agreement, which subordination agreement will be in form and substance reasonably satisfactory to the Administrative Agent and such Other Beneficiary Party (and, for the avoidance of doubt, the Administrative Agent shall execute such subordination agreements upon the Borrower's reasonable request); or
(ii)    permit any Subsidiary to sell, transfer, license, lease, dispose, distribute or otherwise transfer any Designated Assets or any equity interests in a Subsidiary that owns, directly or indirectly, any Designated Assets, other than (a) to any other entity that is (or will become) a Designated Holdco Subsidiary or (b) any Designated Assets or equity interests in a Subsidiary that owns, directly or indirectly, any Designated Assets (i) the net proceeds of which are applied to repay or redeem any Designated Indebtedness or (ii) with a fair market value of less than, in the aggregate, the sum of (x) $250,000,000 in the aggregate plus (y) the fair market value of any asset (other than (1) current assets, intercompany debt or equity instruments and (2) Designated Assets or other assets owned by another Designated Holdco Subsidiary immediately prior to acquisition) acquired by any Designated Holdco Subsidiary after the Waiver Effective Date.
(f)    Notwithstanding the foregoing, this Section 6.2.11 shall not restrict (i) any Subsidiary of the Borrower with respect to any unsecured issuances of commercial paper incurred in the ordinary course of business of the Borrower and its Subsidiaries or (ii) the ability of the Borrower or any of its Subsidiaries to incur, create, assume or otherwise become liable for any Permitted Secured Facility.
Section 6.3.    MFN Covenant Amendments. Promptly following the occurrence of a Revolver Covenant Event, the Borrower shall notify the Administrative Agent in writing of such Revolver Covenant Event, and within a reasonable period thereafter the Administrative Agent shall post to the Extended Lenders a description of the terms of the Revolver Covenant Event and whether each such term, in the determination of the Administrative Agent in its sole discretion, would give rise to a MFN Covenant Adjustment; provided, that the Administrative Agent shall be afforded a reasonable period of time prior to such posting to, at its own election, consult with the Extended Lenders in making such determination. Unless the Administrative

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Agent shall have received written notice from the Required Extended Lenders specifying their objection thereto prior to 5:00 pm on the 15th Business Day after notice of such Revolver Covenant Event has been posted to the Extended Lenders, the corresponding provision(s) of this Agreement shall be deemed automatically amended at such time to incorporate the applicable MFN Covenant Adjustment (any such amendment, a "MFN Covenant Amendment"). The Borrower and the Administrative Agent shall promptly execute and deliver an amendment (in a form reasonably acceptable to the Borrower and the Administrative Agent) to this Agreement evidencing the amendment of this Agreement to include any such MFN Covenant Amendment, which shall be binding upon all parties hereto.
ARTICLE VII

EVENTS OF DEFAULT
Section 7.1.    Listing of Events of Default.  Each of the following events or occurrences described in this Section 7.1 shall constitute an "Event of Default".
Section 7.1.1    Non-Payment of Obligations.  The Borrower shall default in the payment when due of any principal of or interest on any Advance or the agency fee provided for in Section 10.11, provided that, in the case of any default in the payment of any interest on any Advance, such default shall continue unremedied for a period of at least five Business Days after notice thereof shall have been given to the Borrower by any Lender; ~~and~~ provided further that, in the case of any default in the payment of such agency fee, such default shall continue unremedied for a period of at least ten days after notice thereof shall have been given to the Borrower by the Administrative Agent.
Section 7.1.2    Breach of Warranty.  Any representation or warranty of the Borrower made or deemed to be made hereunder or under any other Loan Document (including any certificates delivered pursuant to Article IV) is or shall be incorrect in any material respect when made.
Section 7.1.3    Non-Performance of Certain Covenants and Obligations.
(a)    The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than the covenants set forth in Sections 6.2.4, 6.2.9, 6.2.10 or 6.2.11 and the obligations referred to in Section 7.1.1) and such default shall continue unremedied for a period of five days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender (or, if (i) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and (ii) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower).
(b)    The Borrower shall default in the due performance and observance of the covenants set forth in Section 6.2.11 and such default shall continue unremedied for a period of five Business Days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.
Section 7.1.4    Default on Other Indebtedness  (a) The Borrower or any of its Principal Subsidiaries shall fail to pay any Indebtedness that is outstanding in a principal amount of at least $100,000,000 (or the equivalent in other currencies) in the aggregate (but excluding Indebtedness hereunder or with respect to the Hedging Instruments) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and

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such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, (b) the occurrence under any Hedging Instrument of an Early Termination Date (as defined in such Hedging Instrument) resulting from (A) any event of default under such Hedging Instrument as to which the Borrower is the Defaulting Party (as defined in such Hedging Instrument) or (B) any Termination Event (as so defined) as to which the Borrower is an Affected Party (as so defined) and, in either event, the termination value with respect to any such Hedging Instrument owed by the Borrower as a result thereof is greater than $100,000,000 and the Borrower fails to pay such termination value when due after applicable grace periods, (c) any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause or permit the holder or holders of such Indebtedness to cause such Indebtedness to become due and payable prior to its scheduled maturity (other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness), or (d) any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or by voluntary agreement), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness is required to be made, in each case prior to the scheduled maturity thereof (other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness); provided that any required prepayment or right to require prepayment triggered by terms that are certified by the Borrower to be unique to, but customary in, ship financings shall not constitute an Event of Default under this Section 7.1.4 so long as any required prepayment is made when due.  For purposes of determining Indebtedness for any Hedging Instrument, the principal amount of the obligations under any such instrument at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Principal Subsidiary would be required to pay if such instrument were terminated at such time.
Section 7.1.5    Pension Plans.  Any of the following events shall occur with respect to any Pension Plan:
(a)    Any termination of a Pension Plan by the Borrower, any member of its Controlled Group or any other Person if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $100,000,000; or
(b)    a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.
and, in each case, such event shall continue unremedied for a period of five Business Days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender (or, if (a) such default is capable of being remedied within 15 days (commencing on the first day of such five-Business Day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 15 days).
Section 7.1.6    Bankruptcy, Insolvency, etc. The Borrower or any of the Principal Subsidiaries (or any of its other Subsidiaries to the extent that the relevant event described below would have a Material Adverse Effect) shall:
(a)    generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

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(b)    apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;
(c)    in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that in the case of such an event in respect of the Borrower, the Borrower hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their respective rights under the Loan Documents;
(d)    permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of such Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their respective rights under the Loan Documents; or
(e)    take any corporate action authorizing, or in furtherance of, any of the foregoing.
Section 7.1.7    Guarantees Once provided pursuant to Section 6.2.11(b) or 6.2.11(c), any guarantee of a Priority Holdco Subsidiary or a Designated Holdco Subsidiary shall cease to be, or shall be asserted by the Borrower, any Priority Holdco Subsidiary or any Designated Holdco Subsidiary not to be, in full force and effect (other than in accordance with the express terms hereof).
Section 7.2.    Action if Bankruptcy.  If any Event of Default described in clauses (b) through (d) of Section 7.1.6 shall occur with respect to the Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Advances and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.
Section 7.3.    Action if Other Event of Default.
Section 7.3.1    ~~Action if Other Event of Default.~~ If any Event of Default (other than any Event of Default described in clauses (b) through (d) of Section 7.1.6 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all of the outstanding principal amount of the Advances and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Advances and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate; provided, that with respect to any Event of Default that is an Extended Lender Event of Default, such direction shall be provided only by the Required Extended Lenders.

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ARTICLE VIII

PREPAYMENT EVENTS
Section 8.1.    Listing of Prepayment Events.  Each of the following events or occurrences described in this Section 8.1 shall constitute a "Prepayment Event".
Section 8.1.1    Change of Control.  There occurs any Change of Control.
Section 8.1.2    Unenforceability. Any Loan Document shall cease to be the legally valid, binding and enforceable obligation of the Borrower (in each case, other than with respect to provisions of any Loan Document (i) identified as unenforceable in the opinion of the Borrower's counsel delivered pursuant to Section 4.1(c)(i) or (ii) that a court of competent jurisdiction has determined are not material) and such event shall continue unremedied for 15 days after notice thereof has been given to the Borrower by any Lender.
Section 8.1.3    Approvals. Any material license, consent, authorization, registration or approval at any time necessary to enable the Borrower or any Principal Subsidiary to conduct its business shall be revoked, withdrawn or otherwise cease to be in full force and effect, unless the same would not have a Material Adverse Effect.
Section 8.1.4    Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of the covenants set forth in Section 6.2.4, 6.2.9 or 6.2.10.
Section 8.1.5    Judgments.  Any judgment or order for the payment of money in excess of $100,000,000 shall be rendered against the Borrower or any of the Principal Subsidiaries by a court of competent jurisdiction and the Borrower or such Principal Subsidiary shall have failed to satisfy such judgment and either:
(a)    enforcement proceedings in respect of any material assets of the Borrower or such Principal Subsidiary shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or enjoined within five Business Days after the commencement of such enforcement proceedings; or
(b)    there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.
Section 8.2.    Mandatory Prepayment
.  If any Prepayment Event shall occur and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower (a) require the Borrower to prepay in full on the date of such notice all principal of and interest on the Advances and all other Obligations (and, in such event, the Borrower agrees to so pay the full unpaid amount of each Advance and all accrued and unpaid interest thereon and all other Obligations) and (b) terminate the Commitments (if not theretofore terminated); provided, that with respect to any Prepayment Event that is an Extended Lender Prepayment Event, such direction shall be provided only by the Required Extended Lenders.

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ARTICLE IX

[INTENTIONALLY OMITTED]
ARTICLE X

THE AGENTS
Section 10.1.    Actions.  Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term "agent" herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 10.2.    Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 10.3.    Lender Indemnification.  (a)  Each Lender hereby severally indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent (to the extent not reimbursed by the Borrower) from and against such Lender's Ratable Share of any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) that be incurred by or asserted or awarded against, the Administrative Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement, the Notes or any other Loan Document; provided that no Lender shall be liable for the payment of any portion of such claims, damages, losses, liabilities and expenses which have resulted from the Administrative Agent's gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket and documented expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.  In the case of any investigation, litigation or proceeding giving rise to any such indemnified costs, this Section applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Lender or a third party.

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(b)    [Intentionally omitted].
(c)    The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its Ratable Share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its Ratable Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender's Ratable Share of such amount.  Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 10.3 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.  The Administrative Agent agrees to promptly return to the Lenders their respective Ratable Shares of any amounts paid under this Section 10.3 that are subsequently reimbursed by the Borrower.
Section 10.4.    Exculpation.  (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Prepayment Event has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 and 7.3), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Event of Default or Prepayment Event unless and until notice describing such Event of Default or Prepayment Event is given to the Administrative Agent in writing by the Borrower or a Lender.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection

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with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 10.5.    Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  Nothing in this Section 10.5 shall limit the exclusion for gross negligence or willful misconduct referred to in Section 10.3.
Section 10.6.    Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility established hereby as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents, provided, however, that the foregoing release of the Administrative Agent shall not apply with respect to negligence or misconduct of any Affiliates, directors, officers or employees of the Administrative Agent.
Section 10.7.    Resignation of Administrative Agent.  (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower, to appoint a successor, which shall be a commercial banking institution having a combined capital and surplus of at least $500,000,000 (or the equivalent in other currencies).  If no such successor shall have been so appointed by the Required Lenders with the consent of the Borrower and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the "Resignation Effective Date"), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, subject to the consent of such proposed

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successor Administrative Agent to such appointment.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is (without taking into account any provision in the definition of "Defaulting Lender" requiring notice from the Administrative Agent or any other party) a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders (determined after giving effect to Section 11.1) may by notice to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a replacement Administrative Agent hereunder.  Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Administrative Agent is appointed and (ii) the date 30 days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent has been appointed).
(c)    With effect from the Resignation Effective Date (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent's resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Sections 11.3 and 11.4 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 10.8.    Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 10.9.    No Other Duties.  Anything herein to the contrary notwithstanding, none of the Arrangers or Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
Section 10.10.    [Intentionally Omitted]
.

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Section 10.11.    Agency Fee.  The Borrower agrees to pay to the Administrative Agent for its own account an annual agency fee in an amount, and at such times, heretofore agreed to in writing between the Borrower and the Administrative Agent.
Section 10.12.    Lender ERISA Matters.  Each Lender represents and warrants as of the date hereof to the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower, that such Lender is not and will not be (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code; (iii) an entity deemed to hold "plan assets" of any such plans or accounts for purposes of ERISA or the Code that is using "plan assets" of any such plans or accounts to fund or hold Advances or perform its obligations under this Agreement; or (iv) a "governmental plan" within the meaning of ERISA.
Section 10.13.    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any "discharge for value" (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amounts.

ARTICLE XI

MISCELLANEOUS PROVISIONS
Section 11.1.    Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders and acknowledged by the Administrative Agent; provided that no such amendment, modification or waiver which would:
(a)    modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;
(b)    modify this Section 11.1 or change the definition of "Required Lenders" shall be made without the consent of each Lender;
(c)    reduce any fees described in Section 2.4 payable to any Lender or extend the Maturity Date with respect to any Lender shall be made without the consent of such Lender;
(d)    extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Advance or fees (or reduce the principal amount of

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or rate of interest on any Advance) applicable to any Lender shall be made without the consent of such Lender; or
(e)    affect adversely the interests, rights or obligations of the Administrative Agent in its capacity as such shall be made without consent of the Administrative Agent.
No failure or delay on the part of the Administrative Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Administrative Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
If any Lender is a Non-Consenting Lender, the Borrower shall be entitled at any time to replace such Lender with another financial institution willing to take such assignment and reasonably acceptable to the Administrative Agent; provided that (i) each such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (ii) such assignment shall not conflict with applicable law and (iii) no Non-Consenting Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section unless and until such Non-Consenting Lender shall have received one or more payments from either the Borrower or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Non-Consenting Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Non-Consenting Lender under this Agreement.
Section 11.2.    Notices.  (a) All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile or by electronic mail and addressed, delivered or transmitted to such party at its address, or facsimile number, or e-mail address, as follows:
(i)    if to the Borrower or the Administrative Agent, at its address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule III hereto; and
(ii)    if to a Lender, to it at its address (or facsimile number or e-mail address), set forth in its Administrative Questionnaire, or at such other address, or facsimile number, or e-mail address as may be designated by such party in a notice to the other parties;
provided that notices, information, documents and other materials that the Borrower is required to deliver hereunder may be delivered to the Administrative Agent and the Lenders as specified in Section 11.2(b).  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received.
(b)    So long as Bank of America is the Administrative Agent, the Borrower may provide to the Administrative Agent all information, documents and other materials that it

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furnishes to the Administrative Agent hereunder or any other Loan Document (and any guaranties, security agreements and other agreements relating thereto), including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due hereunder or any other Loan Document prior to the scheduled date therefor, (iii) provides notice of any Default, Event of Default or Prepayment Event or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of the Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to taelitha.m.harris@baml.com and david.tischler@baml.com; provided that any Communication requested pursuant to Section 6.1.1(g) shall be in a format acceptable to the Borrower and the Administrative Agent.
(i)    The Borrower agrees that the Administrative Agent may make such items included in the Communications as the Borrower may specifically agree available to the Lenders by posting such notices, at the option of the Borrower, on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the "Platform").  Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, the Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.
(ii)    The Administrative Agent agrees that the receipt of Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of such Communications to the Administrative Agent for purposes hereunder and any other Loan Document (and any guaranties, security agreements and other agreements relating thereto).
(c)    Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Lender for purposes of this Agreement.  Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) of such Lender's e-mail address to which a Notice may be sent by electronic transmission on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.
(d)    Patriot Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Act")), that it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

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Section 11.3.    Payment of Costs and Expenses.  The Borrower agrees to pay on demand all reasonable and documented expenses of the Administrative Agent (including the reasonable and documented fees and expenses of counsel to the Administrative Agent) in connection with the preparation, execution and delivery of, and any amendments, waivers, consents, supplements or other modifications to, this Agreement or any other Loan Document; provided that the Administrative Agent may retain and be reimbursed for one counsel and one local counsel in the event of a negotiation or execution of any amendment, waiver, consent, or other modification of this Agreement or other Loan Document.  The Borrower further agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp, recording, documentary or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents.  The Borrower also agrees to reimburse the Administrative Agent and each Lender upon demand for all reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys' fees and legal expenses) incurred by the Administrative Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.
Section 11.4.    Indemnification.  In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Advances, the Borrower hereby indemnifies and holds harmless the Administrative Agent, each Lender and each of their respective Affiliates and their respective officers, advisors, directors, employees, partners and controlling persons (collectively, the "Indemnified Parties") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable and documented fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of this Agreement, the Notes or the other Loan Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Advances (collectively, the "Indemnified Liabilities"), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or the material breach by such Indemnified Party of its obligations under this Agreement or any other Loan Document.  In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto.  Each Indemnified Party shall (a) furnish the Borrower with prompt notice of any action, suit or other claim covered by this Section 11.4, (b) not agree to any settlement or compromise of any such action, suit or claim without the Borrower's prior consent, (c) shall cooperate fully in the Borrower's defense of any such action, suit or other claim (provided, that the Borrower shall reimburse such Indemnified Party for its reasonable and documented out-of-pocket expenses incurred pursuant hereto) and (d) at the Borrower's request, permit the Borrower to assume control of the defense of any such claim, other than regulatory, supervisory or similar investigations, provided that (i) the Borrower acknowledges in writing its obligations to indemnify the Indemnified Party in accordance with the terms herein in connection with such claims, (ii) the Borrower shall keep the Indemnified Party fully informed with respect to the conduct of the defense of such claim, (iii) the Borrower shall consult in good faith with the Indemnified Party (from time to time and before taking any material decision) about the conduct of the defense of such claim, (iv) the Borrower shall conduct the defense of such claim properly and diligently taking into account its own interests and those of the Indemnified Party, (v) the Borrower shall employ counsel reasonably acceptable to the Indemnified Party and at the Borrower's expense, and (vi) the Borrower shall not enter into

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a settlement with respect to such claim unless either (A) such settlement involves only the payment of a monetary sum, does not include any performance by or an admission of liability or responsibility on the part of the Indemnified Party, and contains a provision unconditionally releasing the Indemnified Party and each other indemnified party from, and holding all such Persons harmless, against, all liability in respect of claims by any releasing party or (B) the Indemnified Party provides written consent to such settlement (such consent not to be unreasonably withheld or delayed).  Notwithstanding the Borrower's election to assume the defense of such action, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action and the Borrower shall bear the fees, costs and expenses of such separate counsel if (1) the use of counsel chosen by the Borrower to represent the Indemnified Party would present such counsel with an actual or potential conflict of interest, (2) the actual or potential defendants in, or targets of, any such action include both the Borrower and the Indemnified Party, and the Indemnified Party shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Borrower and determined that it is necessary to employ separate counsel in order to pursue such defenses (in which case the Borrower shall not have the right to assume the defense of such action on the Indemnified Party's behalf), (3) the Borrower shall not have employed counsel reasonably acceptable to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, or (4) the Borrower authorizes the Indemnified Party to employ separate counsel at the Borrower's expense.  If any Person shall not comply with the foregoing with respect to any claim, the sole result shall be that the Borrower shall not have any liability to such Person in respect of such claim under this Section 11.4.  The Borrower acknowledges that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or the material breach by such Indemnified Party of its obligations under this Agreement or any other Loan Document.  In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
Section 11.5.    Survival.  The obligations of the Borrower under Sections 3.3, 3.4, 3.5, 3.6, 3.7, 11.3 and 11.4, and the obligations of the Lenders under Section 10.3, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments.  The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.
Section 11.6.    Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 11.7.    Headings.  The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

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Section 11.8.    Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Administrative Agent and the Borrower) shall have been received by the Administrative Agent and the Borrower (or, in the case of any Lender, receipt of signature pages transmitted by facsimile) and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.
Section 11.9.    Governing Law; Entire Agreement.  THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION .  This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.
Section 11.10.    Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:
(a)    except to the extent permitted under Section 6.2.6, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and
(b)    the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.
Section 11.11.    Sale and Transfer of Advances and Note; Participations in Advances.  Each Lender may assign, or sell participations in, its Advances and Commitment(s) to one or more other Persons in accordance with this Section 11.11.
Section 11.11.1    Assignments.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(a)    Minimum Amounts.
(i)    in the case of an assignment of the entire remaining amount of the assigning Lender's Commitments and/or the Advances at the time owing to it (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (a)(ii) of this Section in the aggregate or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and
(ii)    in any case not described in paragraph (a)(i) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified

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in the Lender Assignment Agreement, as of the Trade Date) shall not be less than $25,000,000, unless each of the Administrative Agent and, so long as no Event of Default under Sections 7.1.1, 7.1.4(a) or 7.1.6 has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(b)    Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Advance or the Commitments assigned.
(c)    Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (a)(ii) of this Section and, in addition:
(i)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default under Sections 7.1.1, 7.1.4(a) or 7.1.6 has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or to any Federal Reserve Bank as collateral security pursuant to Regulation A of the F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; provided, further that in the case of an assignment to a Lender or an Affiliate of a Lender, so long as no Event of Default or a Prepayment Event has occurred and is continuing at the time of such assignment, such assignment shall be made in consultation with the Borrower; and
(ii)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Commitments if such assignment is to a Person that is not (i) a Lender with, prior to the effectiveness of the assignment, a Commitment in respect of Commitments or (ii) an Affiliate of such Lender, unless such assignment is to any Federal Reserve Bank, or with the Borrower's consent (such consent not to be unreasonably withheld or delayed), to any central governmental authority as collateral security pursuant to Regulation A of the F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank.
(d)    Lender Assignment Agreement.  The parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, no processing and recordation fee shall be required upon any assignment to an Affiliate of a Lender or any Federal Reserve Bank or, with the Borrower's consent (such consent not to be unreasonably withheld or delayed), to any central governmental authority as collateral security pursuant to Regulation A of the F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(e)    Acceptable Lender.  Except for assignments to any Federal Reserve Bank or, with the Borrower's consent (such consent not to be unreasonably withheld or delayed), to any central governmental authority as collateral security pursuant to Regulation A of the F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank, no assignment shall be made to any Person that is not an Acceptable Lender.

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(f)    No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower's Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of their respective Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (f).
(g)    No Assignment to Natural Persons.  No such assignment shall be made to a natural Person or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person.
(h)    Certain Pledges.  Notwithstanding anything to the contrary contained herein, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or, with the Borrower's consent (such consent not to be unreasonably withheld or delayed), to any central governmental authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(i)    Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Ratable Share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Ratable Share of all Advances.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.11.3, from and after the effective date specified in each Lender Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.3, 3.4, 3.5, 3.7, 3.9, 10.2, 11.3 and 11.4 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.11.2.  Notwithstanding the foregoing, in no event shall the Borrower be required to pay to any assignee

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any amount under Sections 3.3, 3.4, 3.5, 3.6 and 3.7 that is greater than the amount which it would have been required to pay at the time of the relevant assignment had no such assignment been made.
Section 11.11.2    Participations.  Any Lender may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a "Participant") participating interests in any of its Advances, its Commitment, or other interests of such Lender hereunder without the consent of the Borrower or the Administrative Agent; provided that:
(a)    no participation contemplated in this Section 11.11.2 shall relieve such Lender from its Commitment(s) or its other obligations hereunder;
(b)    such Lender shall remain solely responsible for the performance of its Commitment(s) and such other obligations;
(c)    the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;
(d)    no Participant, unless such Participant is an Affiliate of such Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (c) or (d) of Section 11.1;
(e)    the Borrower shall not be required to pay any amount under Sections 3.3, 3.4, 3.5, 3.6 and 3.7 that is greater than the amount which it would have been required to pay had no participating interest been sold; and
(f)    each Lender that sells a participation under this Section 11.11.2 shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest on) each of the Participant's interest in the Lender's Advances, Commitments or other interests hereunder (the "Participant Register").  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender may treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes hereunder.
The Borrower acknowledges and agrees that each Participant, for purposes of Sections 3.3, 3.4, 3.5, 3.6 and clause (g) of 6.1.1, shall be considered a Lender.
Section 11.11.3    Register. The Administrative Agent, acting as agent for the Borrower, shall maintain at its address referred to in Section 11.2 a copy of each Added Lender Agreement and each Lender Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment(s) of, and principal amount of the Advances owing to, each Lender from time to time (the "Register").  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

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Section 11.12.    Other Transactions.  Nothing contained herein shall preclude the Administrative Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.
Section 11.13.    Forum Selection and Consent to Jurisdiction.  (a)  EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.  TO THE EXTENT THAT THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY LENDER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER, THE ADMINISTRATIVE AGENT AND SUCH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
(b)    EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
Section 11.14.    Process Agent.  If at any time the Borrower ceases to have a place of business in the United States, the Borrower shall appoint an agent for service of process

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(reasonably satisfactory to the Administrative Agent) located in New York City and shall furnish to the Administrative Agent evidence that such agent shall have accepted such appointment for a period of time ending no earlier than one year after the latest Maturity Date.
Section 11.15.    Judgment.  (a)  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at Bank of America's principal office in New York at 11:00 A.M. (New York time) on the Business Day preceding that on which final judgment is given.
(b)    [Intentionally omitted].
(c)    The obligation of the Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to the Borrower such excess.
Section 11.16.    [Intentionally omitted].
Section 11.17.    Waiver of Jury Trial.  THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.  EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OTHER PARTY ENTERING INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT.
Section 11.18.    Confidentiality.  Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or

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proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or actual or prospective counterparty to any swap or derivative transaction relating to the Borrower; (g) with the consent of the Borrower; or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
For purposes of this Section, "Information" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 11.19.    No Fiduciary Relationship.  The Borrower acknowledges that the Lenders have no fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between each Lender and the Borrower is solely that of creditor and debtor.  This Agreement and the other Loan Documents do not create a joint venture among the parties hereto.  The Borrower acknowledges that the Arrangers and each Lender may have economic interests that conflict with those of the Borrower, its stockholders and/or its Affiliates.
Section 11.20.    Electronic Execution of Assignments and Certain Other Documents.    The words "execute," "execution," "signed," "signature," and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 11.21.    Contractual Recognition of Bail-In.  Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the parties to this Agreement, each such party acknowledges and accepts that any liability of any party to this Agreement to any other party to this Agreement under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)    any Bail-In Action in relation to any such liability, including (without limitation):

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(i)    a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)    a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)    a cancellation of any such liability; and
(b)    a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
As used herein:
"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
"Bail-In Action" means the exercise of any Write-down and Conversion Powers.
"Bail-In Legislation" means:
(a)    in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;
(b)    in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and
(c)    in relation to the United Kingdom, the UK Bail-In Legislation.
"EEA Member Country" means any Member State of the European Union, Iceland, Liechtenstein and Norway.
"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.
"UK Bail-In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
"Write-down and Conversion Powers" means:
(a)    in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

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(b)    in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:
(i)    any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)    any similar or analogous powers under that Bail-In Legislation; and
(c)    in relation to the UK Bail-In Legislation, any powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under the UK Bail-In Legislation that are related to or ancillary to any of those powers.
[Remainder of page intentionally left blank.]

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SCHEDULE I
EFFECTIVE DATE COMMITMENTS AND SECOND EXTENSION AMENDMENT EFFECTIVE DATE ADVANCES

Name of Lender	Commitment	Extended Advances	Non-Extended Advances
1. Bank of America	$200,000,000.00	$~~160~~144,000,000.00	--
2. DNB Capital LLC	$100,000,000.00	$~~80~~72,000,000.00	--
3. Sumitomo Mitsui Banking Corp New York Branch	$100,000,000.00	$~~80~~72,000,000.00	--
4. The Bank of Nova Scotia - New York Branch	$100,000,000.00	$~~80~~72,000,000.00	--
~~5. Goldman Sachs Group, Inc. (The)~~	~~$65,000,000.00~~	~~--~~	~~$65,000,000.00~~
~~6. Wells Fargo Bank, N.A.~~	~~$65,000,000.00~~	~~--~~	~~$65,000,000.00~~
5. ~~7.~~ PNC Bank NA	$45,000,000.00	$~~36,00~~32,400,000.00	--
6. ~~8.~~ Regions Bank	$45,000,000.00	$~~36,00~~32,400,000.00	--
~~9. U.S. Bank National Association~~	~~$45,000,000.00~~	~~--~~	~~$45,000,000.00~~
~~10. Banco Santander S.A. New York~~	~~$30,000,000.00~~	~~--~~	~~$30,000,000.00~~
~~11. Commerzbank AG New York & Grand Cayman Branches~~	~~$30,000,000.00~~	~~--~~	~~$30,000,000.00~~

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~~12. MUFG Bank, Ltd~~	~~$30,000,000.00~~	~~--~~	~~$30,000,000.00~~
~~13. TD Bank NA~~	~~$30,000,000.00~~	~~--~~	~~$30,000,000.00~~
7. ~~14.~~ Truist Bank	$30,000,000.00	$~~24,00~~21,600,000.00	--
8. ~~15.~~ CIBC Bank USA	$17,500,000.00	$~~14,00~~12,600,000.00	--
9. ~~16. BankUnited, NA~~Bayerische Landesbank	$12,500,000.00	--	$~~12,5~~10,000,000.00
~~17. Bayerische Landesbank~~	~~$12,500,000.00~~	~~$10,000,000.00~~	~~--~~
10. ~~18.~~ BNP Paribas	$12,500,000.00	$~~10~~9,000,000.00	--
11. ~~19.~~ DZ Bank AG Deutsche Zentral-Genossenschaftsbank	$12,500,000.00	~~10,000,000.00~~--	~~--~~$10,000,000.00
12. ~~20.~~ Intesa Sanpaolo S.p.A.	$12,500,000.00	~~$10,000,000.00~~--	~~--~~$10,000,000.00
13. ~~21.~~ First Horizon Bank	$5,000,000.00	$~~4,00~~3,600,000.00	--
Total:	$~~1,000,0~~692,500,000.00	$~~554,00~~471,600,000.00	$~~307,5~~30,000,000.00

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SCHEDULE II

DISCLOSURE SCHEDULE
Item 5.9 (b):  Vessels

Vessel	Owner	Flag
Grandeur of the Seas	Grandeur of the Seas Inc.	Bahamas
Rhapsody of the Seas	Rhapsody of the Seas Inc.	Bahamas
Enchantment of the Seas	Enchantment of the Seas Inc.	Bahamas
Vision of the Seas	Vision of the Seas Inc.	Bahamas
Voyager of the Seas	Voyager of the Seas Inc.	Bahamas
Mariner of the Seas	Mariner of the Seas Inc.	Bahamas
Celebrity Millennium	Millennium Inc.	Malta
Explorer of the Seas	Explorer of the Seas Inc.	Bahamas
Celebrity Infinity	Infinity Inc.	Malta
Radiance of the Seas	Radiance of the Seas Inc.	Bahamas
Celebrity Summit	Summit Inc.	Malta
Adventure of the Seas	Adventure of the Seas Inc.	Bahamas
Navigator of the Seas	Navigator of the Seas Inc.	Bahamas
Celebrity Constellation	Constellation Inc.	Malta
Serenade of the Seas	Serenade of the Seas Inc.	Bahamas
Jewel of the Seas	Jewel of the Seas Inc.	Bahamas
Celebrity Xpedition	Oceanadventures S.A.	Ecuador
Freedom of the Seas	Freedom of the Seas Inc.	Bahamas
Liberty of the Seas	Liberty of the Seas Inc.	Bahamas
Independence of the Seas	Independence of the Seas Inc.	Bahamas
Celebrity Solstice	Celebrity Solstice Inc.	Malta
Celebrity Equinox	Celebrity Equinox Inc.	Malta
Oasis of the Seas	Oasis of the Seas Inc.	Bahamas
Celebrity Eclipse	Celebrity Eclipse Inc.	Malta
Allure of the Seas	Allure of the Seas Inc.	Bahamas
Celebrity Silhouette	Celebrity Silhouette Inc.	Malta
Celebrity Reflection	Celebrity Reflection Inc.	Malta

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Quantum of the Seas	Quantum of the Seas Inc.	Bahamas
Brilliance of the Seas	Brilliance of the Seas Shipping Inc.	Bahamas
Anthem of the Seas	Anthem of the Seas Inc.	Bahamas
Celebrity Xploration	Oceanadventures S.A.	Ecuador
Ovation of the Seas	Ovation of the Seas Inc.	Bahamas
Harmony of the Seas	Harmony of the Seas Inc.	Bahamas
Symphony of the Seas	Symphony of the Seas Inc.	Bahamas
Celebrity Edge	Celebrity Edge Inc.	Malta
Silver Cloud	Silver Cloud Shipping Co. Ltd.	Bahamas
Silver Wind	Silver Wind Shipping Ltd.	Bahamas
Silver Shadow	Silver Shadow Shipping Co. Ltd.	Bahamas
Silver Spirit	Silver Spirit Shipping Co. Ltd.	Bahamas
Silver Muse	Silver Muse Shipping Co. Ltd.	Bahamas
~~Silver Galapagos~~	~~Silversea Cruises Ltd.~~	~~Bahamas~~
Spectrum of the Seas	Spectrum of the Seas Inc.	Bahamas
Celebrity Flora	Islas Galápagos Turismo y Vapores C.A.	Ecuador
Celebrity Apex	Celebrity Apex Inc.	Malta
Silver Origin	Canodros CL	Ecuador
Wonder of the Seas	Wonder of the Seas LLC	Bahamas
Celebrity Beyond	Celebrity Beyond LLC	Malta
Odyssey of the Seas	Odyssey of the Seas Inc.	Bahamas
Silver Moon	Silversea New Build Seven Ltd.	Bahamas
Silver Endeavour	Silver Endeavor Shipping Co. Ltd.	Bahamas

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Item 5.10:  Existing Principal Subsidiaries

Name of the Subsidiary	Jurisdiction of Organization
Jewel of the Seas Inc.	Liberia
Majesty of the Seas Inc.	Liberia
Grandeur of the Seas Inc.	Liberia
Enchantment of the Seas Inc.	Liberia
Rhapsody of the Seas Inc.	Liberia
Vision of the Seas Inc.	Liberia
Voyager of the Seas Inc.	Liberia
Explorer of the Seas Inc.	Liberia
Radiance of the Seas Inc.	Liberia
Adventure of the Seas Inc.	Liberia
Navigator of the Seas Inc.	Liberia
Serenade of the Seas Inc.	Liberia
Mariner of the Seas Inc.	Liberia
Millennium Inc.	Liberia
Infinity Inc.	Liberia
Summit Inc.	Liberia
Constellation Inc.	Liberia
Islas Galápagos Turismo y Vapores C.A.	Ecuador
Freedom of the Seas Inc.	Liberia
Azamara Journey Inc.	Liberia
Azamara Quest Inc.	Liberia
RCL Zenith LLC	Liberia
Nordic Empress Shipping Inc.	Liberia
Liberty of the Seas Inc.	Liberia
Independence of the Seas Inc.	Liberia
Celebrity Solstice Inc.	Liberia
Oasis of the Seas Inc.	Liberia
Celebrity Eclipse Inc.	Liberia
Celebrity Equinox Inc.	Liberia
RCL Horizon LLC	Liberia
RCL Sovereign LLC	Liberia
Allure of the Seas Inc.	Liberia
Celebrity Silhouette Inc.	Liberia
Celebrity Reflection Inc.	Liberia
RCL Monarch LLC	Liberia

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Quantum of the Seas Inc.	Liberia
Brilliance of the Seas Shipping Inc.	Liberia
Anthem of the Seas Inc.	Liberia
Oceanadventures S.A.	Ecuador
Ovation of the Seas Inc.	Liberia
Harmony of the Seas Inc.	Liberia
Symphony of the Seas Inc.	Liberia
Celebrity Edge Inc.	Liberia
Azamara Pursuit Inc.	Liberia
Silver Cloud Shipping Co. Ltd.	Bahamas
Silver Wind Shipping Ltd.	Bahamas
Silver Shadow Shipping Co. Ltd.	Bahamas
Silver Spirit Shipping Co. Ltd.	Bahamas
Silver Muse Shipping Co. Ltd.	Bahamas
Canodros CL	Ecuador

Item 6.2.2:  Existing Indebtedness of Silversea
(a)    The obligations of the Borrower or its Subsidiaries in connection with those certain Bareboat Charterparties with respect to (i) the vessel SILVER EXPLORER dated July 22, 2011 between Silversea Cruises Ltd. and Hammonia Adventure and Cruise Shipping Company Ltd. and (ii) the vessel SILVER WHISPER dated March 15, 2012 between Whisper S.p.A. and various lessors, and the replacement, extension, renewal or amendment of each of the foregoing without increase in the amount or change in any direct or contingent obligor of such obligations, (the "Existing Silversea Leases");
(b)    Indebtedness arising pursuant to that certain Bareboat Charterparty dated May 17, 2018 by and between Hai Xing 1702 Limited and Silversea New Build Eight Ltd., as such agreement may be amended from time to time; and
(c)    Indebtedness secured by Liens of the type described in Item 6.2.3 of the Disclosure Schedule.

Item 6.2.3:  Existing Liens of Silversea
(a)    Liens securing the $620 million in principal amount of 7.25% senior secured notes due 2025 issued by Silversea Cruise Finance Ltd. pursuant that that Indenture dated as of January 30, 2017;
(b)    Liens on the vessels SILVER WHISPER and SILVER EXPLORER existing as of the Effective Date and securing the Existing Silversea Leases (and any Lien on such vessels securing any refinancing of the Existing Silversea Leases, so long as such Vessel was subject to a Lien securing the Indebtedness being refinanced immediately prior to such refinancing);

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(c)    Liens on the Vessel with Hull 6280 currently being built at Fincantieri S.p.A. and arising pursuant to that certain Bareboat Charterparty dated May 17, 2018 by and between Hai Xing 1702 Limited and Silversea New Build Eight Ltd., as such agreement may be amended from time to time (and any Lien on such vessel securing any refinancing of such bareboat charterparty); and
(d)    Liens securing Indebtedness of the type described in Item 6.2.2 of the Disclosure Schedule.

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SCHEDULE III

NOTICES
If to the Borrower:
Royal Caribbean Cruises Ltd.
Attention:  Antje Gibson, Vice President and Treasurer
1050 Caribbean Way
Miami, FL 33132-2096
Phone: (305) 539-6440
Facsimile: (305) 539-0562
Email: agibson@rccl.com
If to the Administrative Agent for Notices of Borrowing and other notices relating to Advances under this Agreement:
Bank of America, N.A.
Attention: David Tischler
Gateway Village – 900 Building
900 W Trade St
Charlotte, NC 28255-0001
Telephone: 980-387-2036
Facsimile: 704-625-4512
Email: david.tischler@baml.com
If to the Administrative Agent for any other notices delivered pursuant to this Agreement:
Bank of America, N.A.
Attention: Taelitha Bonds-Harris
2380 Performance Dr, 3rd floor
TX2-984-03-26
Richardson, Texas 75082
Telephone: 214-209-3408
Facsimile: 214-290-9644
Email: taelitha.m.harris@baml.com

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SCHEDULE IV

BENEFICIARY PARTIES

	Other Facility Obligation	Beneficiary Party
1.	Credit Agreement, as amended and restated on October 12, 2017, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and NORDEA BANK ABP, NEW YORK BRANCH, as administrative agent	NORDEA BANK ABP, NEW YORK BRANCH, as administrative agent
2.
Amended and Restated Credit Agreement, dated as of April 5, 2019, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and THE BANK OF NOVA SCOTIA, as administrative agent
THE BANK OF NOVA SCOTIA, as administrative agent
3.	Credit Agreement, dated as of May 11, 2010, among FALMOUTH JAMAICA LAND COMPANY LIMITED, a Jamaican corporation, ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, and THE BANK OF NOVA SCOTIA, as lender	THE BANK OF NOVA SCOTIA
4.	Credit Agreement, dated as of February 2, 2018, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as administrative agent	INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as administrative agent

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5.	Credit Agreement, dated as of November 16, 2017, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as administrative agent	SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as administrative agent
6.	Term Loan Agreement, as amended and restated on December 3, 2019, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and SUMITOMO MITSUI BANKING CORPORATION, as administrative agent	SUMITOMO MITSUI BANKING CORPORATION, as administrative agent
7.	Credit Agreement, dated as of June 7, 2019, among SILVERSEA CRUISE HOLDING LTD., a private limited liability company incorporated under the laws of the Commonwealth of the Bahamas, ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and NORDEA BANK ABP, NEW YORK BRANCH, as administrative agent	NORDEA BANK ABP, NEW YORK BRANCH, as administrative agent

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8.	Guarantee, dated as of July 18, 2016, by ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, in favor of the Beneficiaries (as defined therein)
MIAMI-DADE COUNTY, as Ground Lessor
SMBC LEASING AND FINANCE, INC., as Lessor, Administrative Agent, Lead Arranger and Bookrunner and Borrower
MIAMI CRUISE TERMINAL A LLC, as Lessee and Construction Agent
SUMITOMO MITSUI BANKING CORPORATION, as Collateral Agent and Lender
BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Lender
NORDDEUTSCHE LANDESBANK GIROZENNTRALE, as Lender
FIFTH THIRD BANK, as Lender
SOCIETE GENERALE, as Lender
STONEGATE BANK, as Lender
CAPITAL BANK CORPORATION, as Lender
Each of the foregoing's successors and permitted assigns.

9.	Any card acceptance agreement, merchant services bank card agreement, global merchant agreement, merchant services agreement, or other similar agreement in connection with card-related services that exists as of the Waiver Effective Date.	Any counterparty to such agreement.

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